UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMMUNITY
HEALTHCARE
TRUST

Notice of 2024 Annual Meeting and Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2024 – 8:00 A .M. CDT

March 14, 2024
DEAR STOCKHOLDER:
On behalf of the Board of Directors, we cordially invite you to attend the 2024 annual meeting of stockholders of Community Healthcare Trust Incorporated, a Maryland corporation (the "Company"). The annual meeting will be held beginning at 8:00 a.m., Central time, on Thursday, May 2, 2024 at the principal offices of the Company, located at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. The formal notice of the annual meeting appears on the next page. At the annual meeting, you will be asked to:
1.Elect six directors, each to serve a one-year term expiring in 2025;
2.Approve the Community Healthcare Trust Incorporated 2024 Incentive Plan;
3.Vote to approve, on a non-binding advisory basis, a resolution approving the Company's compensation of its named executive officers;
4.Ratify the appointment of BDO USA, P.C. as our independent registered public accountants for 2024; and
5.Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. Your vote is very important. It is important that your views be represented at the annual meeting regardless of the number of shares of common stock you own or whether you are able to attend the annual meeting in person.
On March 14, 2024, we posted on the investor's relations page of our Internet website, http://investors.chct.reit, a copy of our 2024 proxy statement, proxy card and our annual report to stockholders. Also, on or around March 14, 2024, we mailed a notice (the "Notice") containing instructions on how to access our proxy materials and vote online to our stockholders who own our stock directly in their name and in the name of other stockholders.
You may vote your shares on the Internet or by phone. If you request a paper copy of the proxy card or voting instruction form, we will mail you the paper copy and you may sign, date and mail the accompanying proxy card or voting instruction form in the envelope provided with your proxy card. Instructions regarding the three methods of voting by proxy are contained on the proxy card. As always, if you are the record holder of our stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain driving directions to the meeting.
On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in Community Healthcare Trust Incorporated.
Sincerely,
Alan Gardner
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 2, 2024: Community Healthcare Trust Incorporated's 2024 proxy statement, proxy card and annual report to stockholders are available at http://investors.chct.reit.

Community Healthcare Trust Incorporated 3326 Aspen Grove Drive, Suite 150 Franklin, Tennessee 37067

Notice of Annual Meeting of Stockholders

___________
TIME
8:00 a.m.,
Central Time, on Thursday, May 2, 2024
___________
PLACE
Community Healthcare Trust Incorporated
3326 Aspen Grove Drive, Suite 150
Franklin, Tennessee 37067
___________
RECORD DATE
You can vote if you are a stockholder of record as of the close of business on February 29, 2024.

ITEMS OF BUSINESS

1.	To elect six directors, each to serve a one-year term expiring in 2025;

2.	To approve the Community Healthcare Trust Incorporated 2024 Incentive Plan;

3.	To vote to approve, on a non-binding advisory basis, a resolution approving the Company's compensation of its named executive officers;

4.	To ratify the appointment of BDO USA, P.C. as our independent registered public accountants for 2024; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

ANNUAL REPORT
All of these documents are accessible on our Internet website, http://investors.chct.reit. You may request a paper copy of the proxy statement, the proxy card, and our annual report to stockholders, which is not part of the proxy solicitation material.
PROXY VOTING
It is important that your shares be represented and voted at the annual meeting. You may vote your shares on the Internet, by phone or, if you request and receive written proxy materials, you may vote by signing, dating and mailing the accompanying proxy card or voting instruction form in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card. The Notice has instructions regarding voting on the Internet. Any proxy may be revoked at any time prior to its exercise at the annual meeting.
By Order of the Board of Directors,
William G. Monroe IV
Secretary of Community Healthcare Trust Incorporated
Franklin, Tennessee
March 14, 2024

Community Healthcare Trust Incorporated Proxy Statement
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 2, 2024
We are furnishing this proxy statement to the stockholders of Community Healthcare Trust Incorporated in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders of Community Healthcare Trust Incorporated to be held at 8:00 a.m., Central Time, on Thursday, May 2, 2024, at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067, as well as in connection with any adjournments or postponements of the meeting. This solicitation is made by Community Healthcare Trust Incorporated on behalf of our Board of Directors (also referred to as the "Board" in this proxy statement). "We," "our," "us" and the "Company" refer to Community Healthcare Trust Incorporated, a Maryland corporation.
We have elected to provide access to our proxy materials and annual report over the Internet through a "notice and access" model. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record as of February 29, 2024. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On March 14, 2024, we intend to make this proxy statement available on the Internet and, on or around March 14, 2024, we intend to mail the Notice to all stockholders entitled to vote at the annual meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of such receipt.
This proxy statement, proxy card and our annual report to stockholders are available at http://investors.chct.reit. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the annual report to stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Questions and Answers Regarding the 2024 Annual Meeting of Stockholders
Who is soliciting proxies from the stockholders?
Our Board of Directors is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the annual meeting.
What will be voted on at the annual meeting?
Our stockholders will vote on four proposals at the annual meeting:
1.The election of six directors, who are each to serve a one-year term expiring in 2025;
2.The approval of the Community Healthcare Trust Incorporated 2024 Incentive Plan (the "2024 Incentive Plan");
3.The approval of, on a non-binding advisory basis, a resolution approving the Company's compensation of its named executive officers; and
4.The ratification of the appointment of BDO USA, P.C. as our independent registered public accountants for 2024.
Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.
How will we solicit proxies, and who bears the cost of proxy solicitation?
Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. These individuals do not receive separate compensation for these services. Finally, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"), we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.
Who can vote at the annual meeting?
Our Board of Directors has fixed the close of business on Thursday, February 29, 2024, as the record date for our annual meeting. Only stockholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of February 29, 2024, our only outstanding class of securities was common stock, $0.01 par value per share. On that date, we had 450,000,000 shares of common stock authorized, of which 27,691,036 shares were outstanding.
You (if you, rather than your broker, are the record holder of our stock) can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. If you would like to attend the annual meeting in person and need directions, please contact William G. Monroe IV by e-mail at investorrelations@chct.reit or by telephone at 615-771-3052. You may vote your shares on the Internet, by phone or, to the extent you request written proxy materials, by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card.
How many votes must be present to hold the annual meeting?
A quorum must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting. As of February 29, 2024, we had 27,691,036 shares of common stock outstanding; thus, we anticipate that the quorum for our annual meeting will be 13,845,519 shares.

Community Healthcare Trust | 2024 PROXY STATEMENT	1

How many votes does a stockholder have per share?
Our stockholders are entitled to one vote for each share held.
What is the required vote on each proposal?
Pursuant to our Amended and Restated Bylaws (the "Bylaws"), in uncontested elections (which is the case for the Annual Meeting), the nominees for election to the Board of Directors who receive a majority of all of the votes cast for the election of directors shall be elected directors. In accordance with our Bylaws, if an incumbent director who is nominated for election to the Board of Director fails to receive a majority of votes for re-election, the director is required to tender his or her resignation promptly following the Annual Meeting; in which case, within 90 days following certification of the stockholder vote, the Environmental, Social, and Governance Committee (the "ESG Committee") will determine whether to recommend that the Board of Directors accept the director's resignation, and upon submission of the ESG Committee's recommendation to the Board of Directors, the Board will decide and act on the matter in its discretion. The ESG Committee and the Board may consider any factors they deem relevant in deciding whether to recommend or accept a director's resignation. In general, any director who tenders his or her resignation will not participate in the ESG Committee's recommendation or the Board of Director's action regarding whether to accept the resignation offer. We will disclose promptly the Board of Director's decision regarding whether to accept or reject the director's resignation offer and its rationale for such decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.
The proposal to approve the 2024 Incentive Plan requires the affirmative vote of a majority of the shares of common stock cast on the matter.
The affirmative vote of a majority of the shares of common stock cast on the matter is required to approve, on an advisory basis, the say on pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.
The proposal to ratify our appointment of BDO USA, P.C., or BDO, as our independent registered public accountants for 2024, is approved by our stockholders if the votes cast favoring the ratification exceed the votes cast opposing the ratification.
Stockholders do not have the right to cumulate their votes.
How will the proxy be voted, and how are votes counted?
If you vote by proxy (either voting on the Internet, by phone or by properly completing and returning a paper proxy card that you receive upon requesting written proxy materials), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:
1."FOR" the election of nominees Cathrine Cotman, David Dupuy, Alan Gardner, Claire Gulmi, Robert Hensley, and Lawrence Van Horn.
2."FOR" the approval of the 2024 Incentive Plan.
3."FOR" the resolution approving the compensation of the Company's named executive officers.
4."FOR" the ratification of the appointment of BDO USA, P.C. as our independent registered public accountants for 2024.

2	Community Healthcare Trust | 2024 PROXY STATEMENT

If you hold your shares in broker's name (sometimes called "street name" or "nominee name"), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted in any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a "broker non-vote." Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the annual meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. Under the rules of the New York Stock Exchange ("NYSE"), which is the stock exchange on which our common stock is listed, the ratification of our appointment of our independent registered public accountants is considered a routine matter for broker voting purposes, but the election of directors, the approval of the 2024 Incentive Plan, and the advisory (non-binding) vote on the compensation of our named executive officers are not considered routine. It is important that you instruct your broker as to how you wish to have your shares voted, even if you wish to vote as recommended by the Board.
Can a proxy be revoked?
Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy (1) by giving written notice to our Corporate Secretary before the annual meeting, (2) by granting a subsequent proxy on the Internet or by phone, or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of your stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: William G. Monroe IV, Community Healthcare Trust Incorporated, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067.

Community Healthcare Trust | 2024 PROXY STATEMENT	3

PROPOSAL 1
Election of Directors
The persons listed below have been nominated by our Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2025: Cathrine Cotman, David Dupuy, Alan Gardner, Claire Gulmi, Robert Hensley, and Lawrence Van Horn. Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors. The following lists each director nominated for election to serve as a director for a one-year term expiring at the annual meeting of stockholders occurring in 2025, which includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should be a member of our Board.

Our Board of Directors unanimously recommends a vote "FOR" the election of each of the six nominees for director to the Board of Directors.

QUALIFICATIONS OF DIRECTOR NOMINEES	We believe that our director nominees consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all stockholders, including the qualities listed below. We have attempted below to highlight certain notable experience, qualifications and skills for each director nominee, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses. Each of the nominees set forth below is currently serving as a director of the Company.

4	Community Healthcare Trust | 2024 PROXY STATEMENT

Cathrine Cotman Age: 58 Director Since: 2022
Ms. Cotman serves as Senior Vice President, Corporate Real Estate of LPL Financial, a high growth Fortune 500 Financial Services firm, from 2020 to present.
Prior to joining LPL Financial, she was the Global Alliance Director, Global Portfolio Solutions at Cresa Global from 2019 to 2020, served as the Senior Managing Director, Strategy at Newmark Knight Frank from 2017 to 2019, and was the Senior Managing Director, Global Occupier Services at Cushman and Wakefield from 2012 to 2017. In addition, Ms. Cotman held various other positions of prominence at a variety of financial services and insurance companies, including Bank of America Corporation, Capital One Financial Corporation and Prudential Insurance Company, among others.
Ms. Cotman has received multiple achievement awards and participated in a variety of community activities, including being the 2021 Speaker for Corenet Events featuring senior leaders and black leaders, was a 2016-2020 Omni Montessori School Board of Trustees Officer, was honored as a 2019 Globe St. Women of Influence, selected as a 2016 50 Most Influential Women of Charlotte, and was the winner of the 2014 Cassidy Turley Client Service Award.
Ms. Cotman earned a B.A. degree in Philosophy from Swarthmore College, a Master’s in Business Administration degree from New York University’s Stern School of Business and a Master’s degree in the graduate school of design (AMDP executive education graduate) from Harvard University.

Ms. Cotman's over 30 years of experience in corporate real estate strategy, business and financial analytics, and operational process innovation makes her a valuable resource to our Board of Directors.

Community Healthcare Trust | 2024 PROXY STATEMENT	5

David Dupuy Age: 55 Director Since: 2023
Mr. Dupuy has served as the Company's Chief Executive Officer since March 6, 2023, and previously was the Company's Chief Financial Officer since joining the Company in May 2019.
From 2008 to 2019, Mr. Dupuy served as a Managing Director, Healthcare Investment Banking Group at SunTrust Robinson Humphrey (now “Truist Securities” or “Truist”). From 2004 to 2008, Mr. Dupuy served as a Senior Vice President of the Healthcare Group at Bank of America. From 2000 to 2004, Mr. Dupuy served as a Vice President and Regional Director for KDA Holdings with responsibility for consulting, financing, and development of outpatient medical facilities. Previously, Mr. Dupuy served as Chief Financial Officer and Founding Partner of LIFESIGNS Holdings, Inc., a provider of diagnostic healthcare services, from 1997 to 2000. Mr. Dupuy began his career in 1991 with Bank of America.
Mr. Dupuy holds a Bachelor of Arts in Business Administration from Furman University and a Master of Business Administration from the Owen School at Vanderbilt University.

Mr. Dupuy's corporate finance and investment banking experience, along with his deep understanding of the Company and its strategy from his roles as our Chief Executive Officer and Chief Financial Officer, make him a valuable resource to our Board of Directors.

Alan Gardner Age: 70 Director Since: 2015
Mr. Gardner retired from Wells Fargo in October 2015. Prior to his retirement, he was a Senior Relationship Manager in Healthcare Corporate Banking. He primarily covered national healthcare companies with market capitalization exceeding $5 billion, generally in the pharmaceutical, medical device and healthcare services sectors.
Mr. Gardner has over 26 years of corporate and investment banking experience, with 20 years covering healthcare companies. Prior to joining Wells Fargo (Wachovia) in March 2004, Mr. Gardner was Head of Healthcare for FleetBoston Financial from 2003 to 2004 and was a Managing Director for Banc of America Securities from 1996 to 2003.
During his career, Mr. Gardner has led a number of significant financing transactions for leading public healthcare companies. Mr. Gardner previously served as Board Member and President of Omni Montessori School in Charlotte, North Carolina, as Charlotte Chapter Chair for the Impact Angel Network ("IAN"). IAN is managed by RENEW, LLC, an investment advisory and management consulting firm based in Addis Ababa, Ethiopia and Washington D.C.
Mr. Gardner earned a B.S. and M.S. from Virginia Polytechnic Institute and State University and an M.B.A. in finance and accounting from the University of Rochester.

Mr. Gardner is our Chairman of the Board, and Mr. Gardner's corporate banking, capital markets and healthcare industry experience makes him a valuable resource to our Board of Directors.

6	Community Healthcare Trust | 2024 PROXY STATEMENT

Claire Gulmi Age: 70 Director Since: 2018
Ms. Gulmi served as Executive Vice President and Chief Financial Officer of Envision Healthcare, a private company, one of the largest owner/operators of ambulatory surgery centers in the United States, and a leading provider of hospital based physician services, until her retirement in October 2017. Ms. Gulmi continued to serve as an advisor to Envision until September 2018.
Prior to Envision's merger with AmSurg Corp in 2016, Ms. Gulmi served as Executive Vice President and Chief Financial Officer of AmSurg starting in 1994. She was a member of the Board of Directors of AmSurg from 2004 until the merger in 2016. From 2015 to 2017, Ms. Gulmi served on the Board of Directors and as the Audit Committee Chair of Air Methods Corp, a $1.5 billion public company and the largest provider of air medical emergency transport services in the U.S. From 2001 to 2015 she served on the advisory board of the Bank of Nashville. Ms. Gulmi is the past Board Chair of the YWCA of Nashville and a past Board Member of Nashville Public Radio and serves on the boards of several privately held companies. She has served as Board Chair for the Bethlehem Centers of Nashville and has served on the boards of the Girl Scouts, the American Heart Association and All About Women.
Ms. Gulmi has been named by the Nashville Business Journal as one of its Healthcare 100, was one of the 2007 winners of the Nashville Business Journal's Women of Influence and in 2011 received the Nashville Business Journal's CFO Lifetime Achievement Award. Ms. Gulmi has a BBA in Accounting and Finance from Belmont University.

Ms. Gulmi's over 30 years of experience in corporate finance, accounting and healthcare makes her a valuable resource to our Board of Directors.

Community Healthcare Trust | 2024 PROXY STATEMENT	7

Robert Hensley Age: 66 Director Since: 2015
Mr. Hensley has more than 40 years of experience serving public and privately-held companies across a range of industries, including healthcare, insurance, real estate and private equity capital funds. Mr. Hensley is also the principal owner of two real estate and rental property development companies.
Mr. Hensley was an Audit Partner with Ernst & Young from 2002 to 2003. Previously, he was with Arthur Andersen, where he served as an Audit Partner from 1990 to 2002 and was the Managing Partner of their Nashville office from 1997 to 2002. His significant experience includes mergers and acquisitions, identification of enterprise and healthcare industry risks, corporate governance and forensic investigations and disputes. Since 2006, Mr. Hensley has served as a Senior Advisor to the healthcare and transaction advisory services groups of Alvarez and Marsal, LLC ("A&M").
Mr. Hensley also serves on the board of directors of several privately held companies. Mr. Hensley previously served as a Director of Diversicare Healthcare Services, Inc. from 2005 to 2021, Capella Healthcare from 2008 to 2015, Greenway Medical Technologies from 2011 to 2013, HealthSpring, Inc. from 2006 to 2012 and Comsys IT Partners, Inc. and Spheris, Inc. from 2006 to 2010.
Mr. Hensley earned a B.S. in accounting and a Master's of Accountancy from the University of Tennessee and is a Certified Public Accountant.

Mr. Hensley's financial accounting, healthcare and real estate industry and transactional experience makes him a valuable resource to our Board of Directors.

8	Community Healthcare Trust | 2024 PROXY STATEMENT

Lawrence Van Horn Age: 56 Director Since: 2015
Professor Van Horn is the founder, CEO and a Board member of Preverity Inc. Preverity is an Insurtech health analytics firm that created the market leading risk prediction and patient safety platform for medical malpractice in the United States.

Professor Van Horn retired from Vanderbilt University and holds the title of Professor of Economics and Strategy, Emeritus. Professor Van Horn was previously an Associate Professor of Economics and Management and the Executive Director of Health Affairs at the Vanderbilt University Owen Graduate School of Management ("Owen") from 2006 through 2023.

Professor Van Horn is a leading expert and researcher on healthcare management and economics. His research interests focuses on the role of the consumer in health care markets and the measurement of healthcare outcomes and productivity. His research on healthcare organizations, managerial incentives in nonprofit hospitals and the conduct of managed care firms has appeared in leading publications, and media. Professor Van Horn consults for national consulting firms, providers, managed care organizations, and pharmaceutical firms as well as the federal government on topics of health policy. Professor Van Horn also held faculty appointments in the Vanderbilt University School of Medicine and Law School. Prior to his tenure at Owen, from 1996 to 2006, Professor Van Horn served as an Associate Professor of Economics and Management at the William E. Simon Graduate School of Business at the University of Rochester where he was responsible for their graduate programs in health administration.
Professor Van Horn previously served on the Board of Directors of Quorum Health Corporation until July 2020 and served on the Board of Harrow Inc. as Chairman of the Compensation and Governance Committees and a member of the Audit Committee until November 2023. Professor Van Horn currently serves on the boards of several privately held companies.
 Professor Van Horn holds a Ph.D. from the University of Pennsylvania's Wharton School and a Master's in Business Administration, a Master's in Public Health and a B.A. from the University of Rochester.

Professor Van Horn's extensive knowledge and research into healthcare industry economics and governance as well as his unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy make him a valuable resource to our Board of Directors.

Community Healthcare Trust | 2024 PROXY STATEMENT	9

Board Matrix
The following matrix provides information regarding the current members of our Board, including certain types of knowledge, skills, experiences and attributes which our Board believes are relevant to our business, industry or real estate investment trust ("REIT") structure. The matrix does not encompass all of the knowledge, skills, experience or attributes of such persons, and the absence of a particular knowledge, skill, experience or attribute with respect to such person does not mean the person does not possess it or is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary.
Each of the persons listed above has been nominated by our Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2025. Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors.

		Cotman	Dupuy	Gardner	Gulmi	Hensley	Van Horn

KNOWLEDGE, SKILLS AND EXPERIENCE
	Public Company Board Experience	X	X	X	X	X	X
	Financial	X	X	X	X	X	X
	Risk Management	X	X	X	X	X	X
	Accounting		X	X	X	X
	Corporate Governance/Ethics	X	X	X	X	X	X
	Executive Experience		X	X	X	X	X
	Operations	X	X	X	X
	Strategic Planning/Oversight	X	X	X	X	X	X
	Technology		X		X	X	X
	Real Estate/REIT Industry	X	X		X	X
	Academics/Education						X
DEMOGRAPHICS
Required Vote Directors are elected by the affirmative vote of a majority vote of all of the votes cast for the election of directors.
Race/Ethnicity
	African American	X
	White/Caucasian		X	X	X	X	X
Gender
	Male		X	X		X	X
	Female	X			X
LGBTQ+
	Yes	X
	No		X	X	X	X	X
Board Tenure
	Years	2	1	9	5	9	9

10	Community Healthcare Trust | 2024 PROXY STATEMENT

Corporate Governance
BOARD LEADERSHIP STRUCTURE
Our Board of Directors currently consists of the following six directors: Cathrine Cotman, David Dupuy, Alan Gardner, Claire Gulmi, Robert Hensley, and Lawrence Van Horn, each for a term expiring at the 2024 annual meeting. Our Board has affirmatively determined that each of Cathrine Cotman, Alan Gardner, Claire Gulmi, Robert Hensley, and Lawrence Van Horn is an "independent director" as defined under the listing rules of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's Corporate Governance Guidelines.
The Board considered the relationships between our directors and the Company when determining each such person's status as an "independent director" under the listing rules of the NYSE, Rule 10A-3 of the Exchange Act and the Company's Corporate Governance Guidelines, including the relationships listed below under "Certain Relationships and Related Party Transactions." The Board determined that these relationships did not affect such person's status as an "independent director." Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.
Timothy Wallace served as our Chairman, Chief Executive Officer and President since the formation of our Company in March 2014. On February 10, 2023, Mr. Wallace took a medical leave of absence from his roles as Chairman of the Board, Chief Executive Officer and President. During Mr. Wallace's medical leave, our Lead Independent Director, Alan Gardner, performed the functions of the Chairman. On March 3, 2023, Mr. Wallace passed away, and the Board appointed Mr. Gardner to serve as Chairman of the Board. On March 6, 2023, the Board appointed Mr. Dupuy as the Company's Chief Executive Officer on a permanent basis and also appointed Mr. Dupuy to the Board to fill the vacancy created by the death of Mr. Wallace.
The Board previously combined the role of Chairman of the Board with the roles of Chief Executive Officer and President, coupled with a Lead Independent Director position because it believed that such structure further strengthened the Board's governance structure. Following the passing of Mr. Wallace, the Board decided that oversight of the Board and attention to the Company’s overall operations would be better served by having a non-executive chair lead the meetings of the Board. The Board believes that separation of the principal executive officer and the Board chair position is best for the Company so that Mr. Dupuy can fully focus on his role as principal executive officer and has the flexibility to execute his overall management responsibilities.
As Chairman of the Board, Mr. Gardner can provide leadership to the Board without perceived conflicts associated with individual and collective interests of management. Mr. Gardner has been a director since 2015 and was the second director to join the Board following Mr. Wallace, which we believe adds weight to his independent voice and selection as Chairman of the Board. We also believe that having Mr. Gardner continue to lead the Board in an executive session (that is, a meeting of only those directors who are "independent directors" under the listing rules of the NYSE) to discuss matters outside the presence of management is an advantage for the Company.
In general, our Chairman of the Board is responsible for:
•calling and presiding at executive sessions of the independent directors;
•serving as the focal point of communication to the Board of Directors regarding management plans and initiatives;
•ensuring that the management adheres to the Board of Directors' oversight role over management operations;
•providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and
•serving as the communication conduit for third parties who wish to communicate with our Board of Directors.

Community Healthcare Trust | 2024 PROXY STATEMENT	11

In addition to these specific duties, we expect our Chairman of the Board to familiarize himself with the Company and the real estate investment trust and healthcare industries in general. He also is expected to keep abreast of developments in the principles of sound corporate governance. Notwithstanding the foregoing, the Board retains the authority to combine the positions of Chairman of the Board and Chief Executive Officer if it finds that the Board's responsibilities can be better fulfilled with such structure.
THE BOARD’S ROLE IN RISK OVERSIGHT
One of the key functions of our Board of Directors is to provide oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees—the Audit Committee, the Compensation Committee, and the Environmental, Social, and Governance Committee ("ESG Committee")—each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and has oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our ESG Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and also oversees the Company's operational controls and risks regarding ESG matters.
Each committee meets regularly with management to assist it in identifying all of the risks within such committee's areas of responsibility and in monitoring and, where necessary, taking appropriate action to mitigate the applicable risks. At each Board meeting, the committee chairman of each committee that met prior to such Board meeting provides a report to the full Board on issues related to such committee's risk oversight duties, as applicable. To the extent that any risks reported to the full Board need to be discussed outside the presence of management, the Board meets in executive session to discuss these issues.
We believe the Board's approach to fulfilling its risk oversight responsibilities complements its leadership structure. Our Chairman of the Board reviews whether Board committees are addressing their risk oversight duties in a comprehensive and timely manner. Our Chief Executive Officer is able to assist these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information as well as with access to our employees and (2) implementing recommendations of the various Board committees to mitigate risk. At the same time, our Chairman of the Board is able to lead an independent review of the risk assessments developed by management and reported to the committees.
Our Board held eight meetings during 2023. In 2023, each director attended greater than 75% of all Board and applicable committee meetings. The members who are "independent directors" met in executive session seven times during 2023.
We do not have a policy requiring director attendance at our annual stockholder meeting. Messrs. Gardner and Dupuy attended our 2023 annual stockholder meeting.
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and an ESG Committee. The principal functions of each committee are described below. We currently comply, and we intend to continue to comply, with the listing requirements and other rules and regulations of the NYSE and each of these committees are comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our Company.

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Audit Committee
Our Audit Committee consists of Ms. Cotman, Ms. Gulmi, and Mr. Hensley, all of whom are independent directors, with Mr. Hensley serving as the chairman. Ms. Gulmi and Mr. Hensley each qualify as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board of Directors has determined that each of the Audit Committee members is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including oversight related to:
•our accounting and financial reporting processes;
•the integrity of our consolidated financial statements and financial reporting process;
•our system of disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal and regulatory requirements;
•the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•reviewing the adequacy of our Audit Committee Charter on an annual basis;
•the performance of our internal audit function; and
•our overall financial risk profile.
The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
The Audit Committee met four times in 2023. A copy of the charter of our Audit Committee is available on the investor relations webpage of our website, http://investors.chct.reit.
Compensation Committee
Our Compensation Committee consists of Ms. Gulmi, Mr. Hensley, and Mr. Van Horn, all of whom are "independent directors" as defined in NYSE Rule 303A.02, with Ms. Gulmi serving as chairperson. Further, each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. We have adopted a Compensation Committee Charter, which details the principal functions of the Compensation Committee, including:
•reviewing and recommending to our Board of Directors on an annual basis the corporate goals and objectives relevant to our chief executive officer's compensation, evaluating our chief executive officer's performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;
•reviewing and recommending to our Board of Directors the compensation, if any, of all of our other executive officers;
•evaluating our executive compensation policies and plans;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•administering our incentive plans;
•reviewing and recommending to our Board of Directors policies with respect to incentive compensation and equity compensation arrangements;
•reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•evaluating and overseeing risks associated with compensation policies and practices;
•reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers;

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•reviewing the adequacy of its Compensation Committee Charter on an annual basis;
•producing a report on executive compensation to be included in our annual proxy statement as required;
•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and
•overseeing the administration of our Policy for the Recovery of Erroneously Awarded Compensation (Clawback Policy).
The Compensation Committee met six times in 2023. A copy of the charter of our Compensation Committee is available on the investor relations webpage of our website, http://investors.chct.reit.
Environmental, Social, and Governance Committee
Our ESG Committee consists of Ms. Cotman and Messrs. Gardner and Van Horn, all of whom are "independent directors" as defined in NYSE Rule 303A.02, with Mr. Van Horn serving as chairman. We have adopted an ESG Committee charter, which details the principal functions of the ESG Committee, including:
•identifying, evaluating and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•developing and recommending to the Board of Directors corporate governance guidelines and implementing and monitoring such guidelines;
•reviewing and making recommendations on matters involving the general operation of the Board of Directors, including Board size and composition, and committee composition and structure;
•evaluating and recommending to the Board of Directors nominees for each committee of the Board of Directors;
•annually facilitating the assessment of the Board of Directors' performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards;
•considering nominations by stockholders of candidates for election to our Board of Directors;
•considering and assessing the independence of members of our Board of Directors;
•developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;
•periodically reviewing our policy statements and overseeing and recommending to our Board of Directors for approval the Company's policies regarding ESG matters, including the Company's Corporate Environmental Policy, Human Capital Support & Development Policy, Human Rights Policy, and Environmental/Social/Governance Guidelines;
•reviewing and recommending to our Board of Directors the Company's overall general strategy and initiatives regarding ESG matters;
•overseeing and reviewing the Company's operational controls and risks regarding ESG matters, including ensuring that the employee responsible for leading the Company's environment management system reports directly to our Chief Executive Officer or Board of Directors, and discussing with our Board of Directors and management the steps taken to manage risks associated with ESG matters and their impact on the environment, the community and employees;
•reviewing, assessing, and reporting to our Board of Directors at least annually on the Company's performance and reporting standards regarding ESG matters, including the Company's internal and external communications and disclosures;
•reporting to our Board of Directors on current and emerging topics relating to ESG matters that may affect the business and performance of the Company or are otherwise pertinent to the Company;
•advising our Board of Directors on stockholder proposals and other significant stakeholder concerns relating to ESG matters; and
•reviewing, at least annually, the adequacy of its ESG Committee Charter.
When evaluating director candidates, the ESG Committee's objective is to craft a Board composed of individuals with a broad and diverse mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a company like us in the prevailing business environment. The ESG Committee uses the same

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criteria to assess all candidates for director, regardless of who proposed the candidate. The ESG Committee considers whether the candidate possesses the following qualifications and qualities:
•independence for purposes of the NYSE rules and SEC rules and regulations, and a record of honest and ethical conduct and personal integrity;
•experience in the healthcare, real estate and/or public real estate investment trust industry or in finance, accounting, legal or other professional disciplines;
•ability to represent the interests of all of our stakeholders; and
•ability to devote time to the Board of Directors and to enhance their knowledge of our industry.
Although the ESG Committee and the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board remains aware of and responsive to the needs and interests of our stockholders, employees and other stakeholders, the ESG Committee and the Board believes identifying highly qualified individuals from diverse backgrounds and experiences is important to the success of the business, in addition to promoting better corporate governance and effective decision-making. When evaluating the current directors and considering the nomination of new directors, the ESG Committee makes an effort to ensure the composition of the Board reflects a broad diversity of experience, profession, expertise, skill, education and background, including gender, racial, ethnic, and/or cultural diversity. The Board and the ESG Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise, including women and minorities. Accordingly, as of the date of this proxy statement, 33% of our directors are women or minorities.
The ESG Committee met five times in 2023. A copy of the charter of the ESG Committee is available on the investor relations webpage of our website, http://investors.chct.reit. Our Corporate Governance Guidelines and Code of Ethics and Business Conduct are also available on the investor relations webpage of our website, http://investors.chct.reit. If we make any substantive amendment to the Code of Ethics and Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics and Business Conduct to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K filed with the SEC. Since the Company's inception, there have been no such waivers. On October 28, 2021, in connection with its periodic review of the Code of Ethics and Business Conduct, our Board of Directors amended the Code of Ethics and Business Conduct. The amendments include, among other things, clarification that the Company's chief financial officer shall serve as its chief compliance officer, the addition of guidelines on anti-bribery, anti-corruption, gifts, entertainment and suppliers, updated committee names and updated public disclosure guidelines for internal monitoring, whistleblower or reporting systems. Further, in 2022 and going forward, the ESG Committee proposed, and the Board adopted, a requirement that the approval of our majority of stockholders is required in order for the Company to materially modify our capital structure.
In addition, we have adopted a number of ESG policies including (i) ESG Guidelines to guide our sustainability efforts and monitor our performance; (ii) a Corporate Environmental Policy, which sets forth our commitment to implementing environmentally sustainable best practices for our own operations, and to assist our tenants in their efforts to address their environmental concerns; (iii) a Human Capital Support and Development Policy, which sets forth our commitment to invest significant time and resources in supporting and developing our employees; and (iv) a Human Rights Policy, which sets forth our commitment to the protection and advancement of human rights and to ensuring that all members of our team function with integrity. These policies are available on the investor relations webpage of our website, http://investors.chct.reit.
We have adopted an Environmental Management System (“EMS”) as the framework to drive value and results through improved ESG performance. The EMS, among other things, provides specific targets for reduction in GHG emissions, water consumption, and utility usage along with various policies that support sustainable building construction, management, and waste. Currently, we are tracking these data for that portion of our portfolio in which we have operational control and disclosing through GRESB. Our policy is in general alignment with UN Sustainability Goals and with the International Organization for Standardization (“ISO”) 14001 and 50001 standards that follows the “Plan-Do-Check-Act” model. In addition, our buildings’ energy information is monitored through the ENERGY STAR Portfolio

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Manager, where energy and water usage data is tracked on a monthly basis. We intend to report 2023 data in a forthcoming corporate sustainability report that will provide details on our progress related to our ESG goals.
The current members of the Board propose nominees for election to the Board. In addition, the ESG Committee will also consider candidates that stockholders and others recommend. Stockholder recommendations should be addressed to: William G. Monroe IV, Corporate Secretary, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. Your recommendations must be submitted to us no earlier than October 15, 2024, nor later than 5:00 p.m., Eastern Time, on November 14, 2024, for consideration as a possible nominee for election to the Board at our 2025 annual meeting.
On November 2, 2020, the Board adopted certain amendments to the Company's Bylaws which altered the procedures by which a stockholder may nominate persons to the Board of Directors. The Board adopted an amendment to Article II, Section 12 of its Bylaws to allow proxy access for director nominations for a stockholder, or a group of no more than twenty stockholders, that holds at least 3% of the Company's stock, and have held such stock for at least three years.
The Board has not adopted a formal procedure that you must follow to send communications to it, but it does have informal procedures, described below, which it believes adequately facilitate stockholder and other interested party communications with the Board. Stockholders and other interested parties can send communications to the Board by contacting William G. Monroe IV, our Corporate Secretary, in one of the following ways:
•By writing to Community Healthcare Trust Incorporated,
3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee, 37067
Attention: Corporate Secretary;
•By e-mail to investorrelations@chct.reit; or
•By phone at 615-771-3052.
If you request information or ask questions that can be more efficiently addressed by management, Mr. Monroe will respond to your questions instead of the Board. He will forward to the Audit Committee any communication concerning employee fraud or accounting matters and will forward to the full Board any communication relating to corporate governance or those requiring action by the Board of Directors. A stockholder or interested party may communicate directly with Mr. Gardner, our Chairman of the Board, by sending a confidential letter addressed to his attention at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee, 37067.
DIRECTOR COMPENSATION
The Compensation Committee recommends the compensation for our non-employee directors; our full Board approves or modifies the recommendation. Any modifications are implemented after the annual meeting. Directors who are also employees, currently only Mr. Dupuy, receive no additional compensation for their service as a director, but are reimbursed for any direct board related expenses. Annual compensation of non-employee directors may be a combination of cash and restricted stock at levels set by the Compensation Committee.
The Company expects to meet every three years with a compensation consultant to discuss director compensation trends. The consultant may also attend Compensation Committee meetings periodically. The Compensation Committee retained Ferguson Partners Consulting ("FPC") as its independent compensation consultant in 2023 to advise it regarding market trends and practices in director compensation and with respect to specific compensation decisions. FPC provided a report to the Compensation Committee in 2023 and discussed the report with the chair of the committee. FPC received a fee of $20,000 for its compensation consulting services provided to the Compensation Committee in 2023 with respect to director compensation.
Cash Compensation
Each non-employee director receives an annual retainer, and chairpersons of our board committees and the Chairman of the Board receive additional annual retainers. The annual retainers are payable after each annual meeting of our stockholders. Director compensation may be adjusted by the Compensation Committee based on an evaluation of director compensation at peer companies. In March 2024, the Compensation Committee approved an increase in the annual cash retainer from $50,000 to $65,000 per year, beginning with the retainer earned at the 2024

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annual meeting. Additionally, the chairs of the Audit Committee, the Compensation Committee and the ESG Committee and the Board Chairman receive additional annual retainers. These annual cash retainers were unchanged from the prior amounts. The Audit Committee Chair remains at $20,000, the Compensation Committee Chair and ESG Committee Chair each remained at $17,500, and the Board Chairman annual cash retainer remained the same as set in 2023 at $100,000. Mr. Gardner, who was previously our lead independent director, was appointed as Chairman of the Board following Mr. Wallace's death in 2023.
Each year, non-employee directors may elect to acquire shares of restricted stock with all or a portion of each of their retainers. These shares are issued 10 business days following the date of our annual meeting of stockholders. The number of shares of restricted stock to be acquired is determined by dividing the total amount of annual retainer the director elected to use to acquire shares by the average price of shares of common stock for the immediately preceding 10 trading days. Pursuant to the Company's Second Amended and Restated Alignment of Interest Program (the "Second Amended and Restated Alignment of Interest Program"), each director who makes an election to acquire shares of restricted stock with all or a portion of their retainers will be awarded additional shares, at no additional cost to the director, according to the following multiples:

DURATION OF RESTRICTION PERIOD	Restriction Multiple

1 year	0.2x
2 years	0.4x
3 years	0.6x
Accordingly, for example, if a non-employee director elects to acquire shares of restricted stock in lieu of cash compensation that is equivalent in value to 1,000 shares of common stock and the director elected a three-year restriction period for such restricted stock, the non-employee director would receive the 1,000 shares of restricted stock plus an award of 600 shares of restricted common stock for electing to subject his or her restricted stock to a three-year restriction period, resulting in a total receipt of 1,600 shares of restricted stock, all of which would be subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest.
The restriction period subjects the shares purchased by the director and the additional shares awarded by the Company to the risk of forfeiture in the event that a director voluntarily resigns or is removed by the stockholders prior to the vesting of these shares. All unvested shares will be forfeited if such non-employee director voluntarily resigns or is removed by the stockholders for any reason prior to vesting. During the restriction periods described above, the restricted shares may not be sold, assigned, pledged, or otherwise transferred. Subject to the risk of forfeiture and transfer restrictions, non-employee directors have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.
Stock Awards
Each non-employee director is also awarded an annual grant of shares of restricted stock. Our goal is to have a minimum of 60% to 75% of the aggregate total compensation for our non-employee directors paid in the form of restricted stock having a restriction period of up to three years. Directors are not entitled to receive additional shares through a restriction multiple for these awards.
In March 2024, the Compensation Committee approved an increase in the annual equity award, whereby, beginning with the 2024 annual meeting, each non-employee director will receive an annual equity award of restricted stock with an aggregate market value of $110,000 at the conclusion of each annual stockholders' meeting, an increase from $100,000 approved in 2020. These shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. During the restriction period described above, the restricted shares may not be sold, assigned, pledged, or otherwise transferred. Additionally, such non-employee director must forfeit such equity award if the non-employee director voluntarily resigns or is removed for any reason during the three-year restriction period. Subject to the risk of forfeiture and transfer restrictions, non-employee directors have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.

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2023 DIRECTOR COMPENSATION
The following table sets forth compensation paid during 2023 to each of our non-employee directors:

	Fees Earned or Paid
NAME(1)	Fees Paid in Cash ($)	Fees Paid in Stock(2) ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)

Alan Gardner	—	162,500	183,544	—	346,044
Claire Gulmi	—	67,500	134,208	—	201,708
Robert Hensley	20,000	50,000	125,322	—	195,322
Lawrence Van Horn	—	65,000	132,934	—	197,934
Cathrine Cotman	—	50,000	125,322	—	175,322
(1)Mr. Wallace, our former CEO and Chairman, and Mr. Dupuy were also directors during 2023 and were also full-time employees during the year whose compensation is discussed below under the section titled "Summary Compensation Table." Mr. Wallace and Mr. Dupuy received no additional compensation for service as directors.
(2)This column represents non-employee director annual retainer and additional annual retainer amounts, approximately 95% of which was paid in shares of our restricted common stock in lieu of cash. All of the shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to the director's continuing service as a director of the Company.
(3)Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock to the non-employee directors under the 2014 Incentive Plan, or the 2023 Director Awards. The dollar value of the 2023 Director Awards was based upon the grant date price of our common stock, which was $36.34 on May 4, 2023. This column also includes the amount of the grant date value of the shares received in accordance with restriction multiples with respect to the deferral of director retainer amounts based on the price of our common stock of $33.40 on the determination date, May 19, 2023. Further, it includes the amount of the grant date value of the shares received by Mr. Gardner in accordance with restriction multiples with respect to the deferral of an additional director retainer amount upon his appointment as Chairman of the Board during 2023 based on the price of our common stock of $36.27 on the determination date, April 21, 2023, All of the shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to the director's continuing service as a director of the Company.
We also reimburse our directors for expenses they incur in connection with their service on our Board, such as director education, travel and lodging expenses.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of the Company's named executive officer compensation program and analyzes the compensation decisions made for our executive officers included in the Summary Compensation Table beginning on page 41 (the "named executive officers").
This Compensation Discussion & Analysis also describes the significant changes we made in January 2024 to our named executive officer compensation program based on stockholder feedback and guidance from our independent compensation consultant, Ferguson Partners Consulting ("FPC"). While these changes are not reflected in our discussions of 2023 performance and 2023 compensation, we have included a separate section titled Summary of 2024 Changes to the Compensation Program to introduce our new named executive officer compensation program.
SUMMARY OF 2024 CHANGES TO THE COMPENSATION PROGRAM
At the Company’s 2023 annual meeting of stockholders, approximately 76% of votes were cast FOR the advisory vote to approve the Company’s named executive officer compensation. While the vote provided continued support of the Company’s named executive officer compensation program, this level of support was lower than our prior three years’ advisory votes, which ranged from 95% to 98%, and lower than what the Board of Directors and management believe is satisfactory.
As a result, during the summer of 2023, the Compensation Committee engaged FPC to assist it in reviewing and revising its named executive officer compensation program. Also, during the summer and into the fall of 2023, we met with several large stockholders and solicited their feedback on our compensation program.
After carefully considering stockholder feedback, FPC’s recommendations, as well as the analysis of proxy advisory firms, the Compensation Committee adopted a new named executive officer compensation program for 2024, which it believes is both responsive to the above parties and designed in the best interests of the Company and its stockholders.

FEEDBACK WE RECEIVED		CHANGES WE MADE

Named executive officers’ election to acquire restricted stock in lieu of cash salary and cash annual incentive rewards provides a strong alignment with stockholders and investors recognize and appreciate the 8-year cliff vesting as a significant retention tool that far surpasses market practices, but when including the amount of restricted stock awarded, total compensation increases significantly
è
Reduces the maximum amount of cash compensation eligible to acquire restricted stock from 100% to 50% and also reduces the available eligible vesting period(s), and therefore restriction multiple(s), based on the named executive officer’s retirement eligibility date (e.g. if retirement eligibility is in two years, named executive officer may not select vesting schedule of five-years (0.5x restriction multiple) or eight-years (1.0x restriction multiple))
Date Effective: January 1, 2024 for salary elections; July 1, 2024 for annual incentive reward elections to align with the start of the next annual incentive performance period which is measured from July 1 to the following June 30 each year

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FEEDBACK WE RECEIVED		CHANGES WE MADE

Annual incentive rewards should be based on more specific company metrics with appropriate weightings and goals though still allowing a portion to distinguish individual performance that may not be entirely quantifiable
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Increased the percentage of the annual incentive metrics tied to objective, company metrics to 70% (up from 50%)
The annual incentive reward for each named executive officer is based (i) 70% on three specific company performance metrics set by the Compensation Committee each year with payout amounts subject to threshold, target, and maximum levels, and (ii) 30% on individual performance (a decrease from 50% for individual performance previously)
Date Effective: July 1, 2024 to align with the start of the next annual incentive performance period which is measured from July 1 to the following June 30 each year

Long term equity incentive awards are based on backward-looking performance periods instead of the market standard of forward-looking performance periods; investors support continued use of relative TSR as a primary metric to align with shareholders
è
New, forward-looking long-term incentive program with three-year goals
The three-year forward-looking awards for each named executive officer are based (i) 65% on performance-based restricted stock units (“RSUs”) set by the Compensation Committee each year with payout amounts subject to threshold, target, and maximum levels, and (ii) 35% on time-based RSUs
Date Effective: January 1, 2024 with the first forward-looking performance period ending June 30, 2026

A detailed review of the new named executive officer compensation program is provided at the end of the compensation discussion and analysis in a separate section titled New 2024 Named Executive Officer Compensation Program.
2023 NAMED EXECUTIVE OFFICERS
Our named executive officers for 2023 were:
Timothy Wallace | Former Chief Executive Officer and President(1)
David Dupuy | Chief Executive Officer and President(2)
William G. Monroe IV | Chief Financial Officer and Executive Vice President(3)
Leigh Ann Stach | Chief Accounting Officer and Executive Vice President
Timothy L. Meyer | Executive Vice President-Asset Management
(1)Mr. Wallace served as Chief Executive Officer and President until taking a medical leave of absence on February 10, 2023. Mr. Wallace passed away on March 3, 2023.
(2)Mr. Dupuy was appointed to serve as Chief Executive Officer on March 6, 2023 upon the passing of Mr. Wallace. Mr. Dupuy also served as our Chief Financial Officer until June 1, 2023.
(3)Mr. Monroe joined the Company on June 1, 2023 to serve as Chief Financial Officer and Executive Vice President.
Because only five individuals served as our executive officers (as defined in Exchange Act Rule 3b-7) at any time during 2023, we have only five named executive officers for 2023.

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2023 HIGHLIGHTS
2023 was a difficult time of transition for the Company due to the sudden passing of Tim Wallace, our Founder, Chairman, and CEO. On March 6, 2023, David H. Dupuy assumed the role of President and CEO, and William G. Monroe IV joined the Company on June 1, 2023 to serve as Chief Financial Officer. Tim Wallace's passing resulted in the accelerated vesting of his shares causing a one-time, non-cash charge on the Company's financial statements and FFO as detailed and reconciled in Appendix B. Despite these transition challenges, our named executive officers continued to execute the business plan during 2023 and built upon our operating and financial performance results achieved since our initial public offering in May 2015.
Our operating and financial performance highlights in 2023 included:
•Acquiring nineteen (19) real estate properties and one (1) land parcel for an aggregate purchase price of approximately $97.8 million with estimated yields ranging from 9.10% to 10.58%. These properties were approximately 99.2% leased with lease expirations through 2038;
•Surpassing $1 billion in real estate investments;
•Growing total revenues to $112.8 million in 2023, a 15.5% increase over the prior year;
•Achieving net income of $7.7 million, or $0.20 per diluted share and FFO of $1.86 per diluted share, both of which include the acceleration of stock-based compensation totaling $11.8 million due to the passing of our former CEO, reducing net income and FFO per diluted share by $0.46 for 2023. We also achieved AFFO per diluted share of $2.49 in 2023;
•Achieving net operating income ("NOI") of $92.1 million in 2023;
•Paying dividends in 2023 totaling $1.805 per share, a 2.3% increase from the prior year and 34 consecutive quarters of dividend growth since our IPO, with a payout ratio of 72%; and
•Maintaining low leverage levels with a debt-to-total capitalization ratio (debt plus stockholders' equity plus accumulated depreciation) of approximately 36.1%.

15.5% Revenue growth year-over-year	Acquiring nineteen (19) real estate properties and one land parcel for an aggregate purchase price of approximately $97.8 million with estimate yields ranging from 9.10% to 10.58%	Surpassing $1 Billion in real estate investments	Maintaining low leverage levels with a debt-to-total capitalization ratio (debt plus stockholders’ equity plus accumulated depreciation) of approximately 36.1%.

34 consecutive quarters of dividend growth

AFFO $2.49 per diluted share

Maintained relatively low 72% dividend payout ratio to AFFO
Reconciliations of FFO, AFFO, and NOI are provided in Appendix B beginning on page 83 of this proxy statement.
COMPREHENSIVE COMPENSATION POLICY
We believe that the compensation of our executive officers aligns their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced executive officers and motivates the executive officers to contribute to our success.

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All of our executive officers are eligible to receive performance-based compensation under the 2014 Incentive Plan as amended by Amendment No. 1 to the 2014 Incentive Plan, Amendment No. 2 to the 2014 Incentive Plan, Amendment No. 3 to the 2014 Incentive Plan, and Amendment No. 4 to the 2014 Incentive Plan (as so amended, our 2014 Incentive Plan).
We use a combination of allowing the acquisition of shares of restricted stock in connection with grants of restricted stock as the primary means of delivering long-term compensation to our executive officers. Shares of restricted stock are forfeitable until the lapse of the applicable restrictions. We believe that restricted stock with long vesting periods align the interests of executive officers and stockholders and provide strong incentives to our executive officers to achieve long-term growth in our business, grow the value of our common stock and maintain or increase our dividends.
The executive officers personally benefit from these efforts through their restricted stock, which pay dividends at the same rate as unrestricted stock and increase in value as the value of unrestricted stock increases. However, the Company's executive officers essentially have to earn this equity compensation twice: the first time through their efforts to meet the initial performance criteria necessary to receive the restricted stock; and the second time by continued service and increasing share value through the at-risk vesting period.
Substantially all of our executive officers' compensation is tied to the value of our common stock since the officers have elected to receive restricted stock in lieu of cash compensation. Therefore, if we have superior long-term operating performance, our executive officers, through their restricted stock, will eventually receive more value, due to increases in the price of our common stock, than if they had been paid in cash. Conversely, if we have inferior long-term operating performance, our executive officers through their restricted stock will eventually receive less value, due to decreases in the price of our common stock, than if they had been paid in cash.
Our Compensation Committee determines the restrictions for each award granted pursuant to the 2014 Incentive Plan. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals, or the occurrence of a specific event. Vesting of restricted stock will generally be subject to cliff vesting periods ranging from three to eight years and will be conditioned upon the participant's continued employment, among other restrictions that may apply.
Generally, if the performance goals are not achieved or the time-based restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her unvested restricted stock.
COMPENSATION METHODOLOGY
Compensation Committee's Governance
The Board established the Compensation Committee to carry out the Board's responsibilities to administer our compensation programs. The Compensation Committee has the final decision-making authority for the compensation of our executive officers. The Compensation Committee operates under a written charter adopted by the Compensation Committee and approved by the Board. The charter is available in the investor relations section of our website (http://investors.chct.reit).
Our Compensation Committee has independent authority to engage outside consultants and obtain input from external advisers as well as our management team or other employees.
The Compensation Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Compensation Committee may also use the services of the Company's regular legal counsel or other advisors to the Company. The Compensation Committee undertakes an independent assessment prior to retaining or otherwise selecting any independent counsel, compensation consultant, search firm, expert or other advisor that will provide advice to it, taking such factors into account and as otherwise may be required by the NYSE from time to time. On at least an annual basis, the Compensation Committee evaluates whether any work performed by any compensation consultant raised any conflict of interest.
On April 14, 2023, Institutional Shareholder Services (“ISS”) issued a report recommending that our shareholders vote against the non-binding advisory vote on executive compensation (also known as “say-on-pay”). Although our shareholders voted to approve executive compensation, the Compensation Committee retained Ferguson Partners

22	Community Healthcare Trust | 2024 PROXY STATEMENT

Consulting ("FPC") as its independent compensation consultant in 2023 to advise it regarding market trends and practices in executive compensation, as well as assist with evaluating changes to the executive compensation plan design. FPC met with the chair of the Compensation Committee in 2023, during and in which it provided a review of recent trends and developments in executive compensation practices within the Company's industry and in general. Based on the work performed by FPC and discussions with our shareholders, the Compensation Committee made changes to the executive compensation plans for 2024. A summary of these changes are included on page 33 under the heading of “New 2024 Named Executive Officer Compensation Program." Based on its expanded scope of services, FPC received a fee of $42,500 for its compensation consulting services provided to the Compensation Committee in 2023 with respect to annual and long-term executive compensation plan design.
Our Chief Executive Officer may attend Compensation Committee meetings (except for executive sessions where his compensation is discussed) as requested by the Compensation Committee. No executive officer is in attendance when his or her compensation is considered. Our Chief Executive Officer may provide recommendations with respect to compensation for the executive officers other than himself. The Compensation Committee considers these recommendations, but may approve, reject or adjust them as it deems appropriate.
Compensation Risk Assessment
The Compensation Committee believes its compensation policies and practices do not promote excessive risk-taking and are not likely to have a material adverse effect on the Company. In particular, the Compensation Committee believes that the following factors mitigate excessive risk-taking by the named executive officers:
•The use of restricted stock, with long vesting periods during which the stock cannot be sold, margined, pledged or otherwise hypothecated, provides an incentive to the named executive officers to make decisions that contribute to long-term growth of the Company, the stability of Net Operating Income ("NOI"), and the delivery of dividends to stockholders.
•The maximum potential cash and stock incentive payments are designed at levels such that total compensation would remain comparable within the peer group.
•The Compensation Committee retains broad discretionary authority to adjust annual awards and payments, which further mitigates risks associated with the Company's compensation plans and policies.
Peer Group
For 2023, the Compensation Committee, based on FPC's recommendation, used the companies listed below as the peer group against which to measure the Company's relative three-year and five-year Total Shareholder Return ("TSR") performance. The peer group is selected each year in accordance with the Amended and Restated Executive Officer Incentive Program. The Amended and Restated Executive Officer Incentive Program provides a mechanism for determining the peer group, which the Compensation Committee believes provides for the most closely comparable companies with respect to market capitalization and appropriate pay levels. In determining our peer group, all publicly-traded equity REITs are sorted by market capitalization. Additional criteria used can include industry segment, asset base, externally/internally managed and years of operating history. The Compensation Committee, based on FPC's recommendations, makes discretionary adjustments to include or exclude companies in the peer group to capture the Company's closest competitors and to adjust for events such as mergers that might occur during the period. The following companies comprised the peer group for 2023:

BRT Apartments Corp.	National Health Investors, Inc.
CareTrust REIT, Inc.	NETSTREIT Corp.
City Office REIT, Inc.	One Liberty Properties, Inc.
CTO Realty Growth, Inc.	Orion Office REIT, Inc.
Easterly Government Properties, Inc.	Plymouth Industrial REIT, Inc.
LTC Properties, Inc.	UMH Properties, Inc.
The Compensation Committee determines the peer group each year and compares the compensation of the peer group for the year preceding the applicable year.

Community Healthcare Trust | 2024 PROXY STATEMENT	23

MATERIAL COMPONENTS OF COMPENSATION
Elements of Pay
In 2023, the Company's compensation program for its named executive officers consisted of the following key elements:
•Annual base salaries;
•Elective acquisition of restricted shares with corresponding restricted share grants, allowing named executive officers to increase their ownership portion in the Company;
•Annual performance-based awards of cash, restricted stock, or a combination of both;
•Long-term equity incentive awards of restricted stock; and
•Perquisites and retirement benefits.
ANNUAL BASE SALARY
Each of our named executive officers has an employment agreement that establishes his or her base salary. Adjustments to base salary are determined by the Compensation Committee and are based upon a review of a variety of factors, including:
•individual and Company performance, measured against quantitative and qualitative goals, such as growth, asset quality and other matters;
•duties and responsibilities, as well as the named executive officer's experience;
•the types and amount of each element of compensation to be paid to the named executive officer;
•salary levels of persons holding similar positions at companies included in our peer group; and
•annual inflation rate in the United States.
The base salary of the Company's named executive officers for 2023, before any elective deferral of cash for restricted stock, was as follows:

NAMED EXECUTIVE OFFICER	2023 Base Salary ($)

Timothy G. Wallace(1)	863,295
David H. Dupuy	647,250
William G. Monroe IV	480,000
Leigh Ann Stach	446,214
Timothy L. Meyer	339,579
(1)Mr. Wallace was our former Chief Executive Officer and President until his passing on March 3, 2023.
Pursuant to the Second Amended and Restated Alignment of Interest Program described below, executive officers may elect to utilize any cash compensation they receive to acquire shares of restricted stock. In the event that an executive officer elects to acquire shares of restricted stock, rather than cash compensation, the officer will be awarded shares of restricted stock pursuant to the Second Amended and Restated Alignment of Interest Program, subject to a three-, five-, or eight- year cliff-vesting schedule, depending on the officer's election. Each executive officer who makes this election will be awarded the additional restricted common stock award, subject to the restrictions, at no additional cost to the officer, according to the multiple-based formula set forth on page 26 of this proxy statement.

24	Community Healthcare Trust | 2024 PROXY STATEMENT

2014 Incentive Plan
Awards may be made in the form of restricted stock or cash under our 2014 Incentive Plan. The purposes of the 2014 Incentive Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend; to motivate the participants to achieve long-term Company goals; and to more closely align the participants' interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance.
Our executive officers, non-executive officers, employees, consultants and non-employee directors may be eligible to participate in the 2014 Incentive Plan as determined by the Compensation Committee. As of February 29, 2024, the number of shares of our common stock available for issuance under the 2014 Incentive Plan is 345,994. The 2014 Incentive Plan and the remaining shares available for issuance under the 2014 Incentive Plan will expire on March 31, 2024.
The 2014 Incentive Plan is administered by our Compensation Committee, which interprets the 2014 Incentive Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the amount of cash or number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards. However, during a calendar year, no participant may receive awards intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which exceed 150,000 shares of common stock.
Unless the 2014 Incentive Plan is terminated earlier by our Board of Directors, the 2014 Incentive Plan will automatically terminate on March 31, 2024. Awards granted before the termination of the 2014 Incentive Plan may extend beyond that date in accordance with their terms.
The two distinct programs applicable to executive officers under the 2014 Incentive Plan are the Second Amended and Restated Alignment of Interest Program and the Second Amended and Restated Executive Officer Incentive Program. In addition, we believe it is in the best interests of our stockholders to encourage all executive officers to increase their equity position in the Company to promote share ownership and further align employee and stockholder interests and have therefore adopted stock ownership guidelines with respect to our executive officers and directors.
Second Amended and Restated Alignment of Interest Program
The Company's Second Amended and Restated Alignment of Interest Program, under the 2014 Incentive Plan, is designed to provide the Company's executive officers with an incentive to remain with the Company and to incentivize long-term growth and profitability. The original Alignment of Interest Program was amended in November 2016 by the Company's Board of Directors to, among other items, reserve 500,000 shares of the Company's common stock to be acquired by employees and directors pursuant to elections to acquire restricted stock with their compensation. On May 5, 2022, the Company's Board of Directors adopted the Second Amended and Restated Alignment of Interest Program to reserve an additional 500,000 shares of the Company's common stock (for an aggregate of 1,000,000 shares of the Company's common stock) to be acquired by employees and directors pursuant to elections to acquire restricted stock with their compensation.
Pursuant to the Second Amended and Restated Alignment of Interest Program, executive officers may elect to acquire restricted stock in lieu of up to 100% of any compensation otherwise payable in cash under their employment agreements. The executive officer must elect his or her participation level and the applicable vesting period for the upcoming year no later than December 31 of the then-current year. The number of shares of restricted stock to be acquired will be determined as of January 15 of the year following the election or, if such date is not a trading day, on the trading day immediately before January 15 by dividing the total of the named executive officer's elected deferred salary, cash bonus or other compensation by the average price of our common stock for the 10 trading days immediately preceding the determination date. If the dollar amount of any reduced salary, cash bonus or other compensation has not been determined by January 15, then the determination date will be the 10th business day following the date on which the amount of such cash compensation is fixed and determined. Payments of restricted stock in lieu of compensation otherwise payable in cash will be made immediately thereafter.

Community Healthcare Trust | 2024 PROXY STATEMENT	25

To the extent an executive officer elects to acquire stock in lieu of cash compensation, the executive officer is entitled to receive an award of restricted stock pursuant to the Second Amended and Restated Alignment of Interest Program, subject to a three, five or eight-year cliff vesting schedule, depending on each executive officer's election. Each executive officer who makes this election is awarded the stock award at no cost to the executive officer, according to the following multiple-based formula:

DURATION OF RESTRICTION PERIOD	Restriction Multiple

3 years	0.3x
5 years	0.5x
8 years	1.0x
Accordingly, for example, if an executive officer elects to acquire shares of restricted stock in lieu of cash compensation that is equivalent in value to 1,000 shares of common stock and the executive officer elected an eight-year restriction period for such restricted stock, the executive officer would receive the 1,000 shares of restricted stock plus an award of 1,000 shares of restricted stock for electing to subject his or her restricted stock to an eight-year restriction period, resulting in a total receipt of 2,000 shares of restricted stock, all of which would be subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest.
The restriction period subjects the shares acquired by the executive officer and the additional shares awarded by the Company to the risk of forfeiture in the event that the executive officer voluntarily terminates employment or is terminated for cause from employment with the Company, as those terms are described below, prior to the vesting of the shares. All unvested shares will be forfeited if such executive officer voluntarily terminates employment or is terminated for cause prior to vesting. During the restriction periods described above, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Subject to the risk of forfeiture and transfer restrictions, executive officers have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.
Second Amended and Restated Executive Officer Incentive Program
We also have a Second Amended and Restated Executive Officer Incentive Program under the 2014 Incentive Plan pursuant to which our executive officers may earn performance-based awards in the form of cash and/or restricted stock. Any awards under the Second Amended and Restated Executive Officer Incentive Program and its interpretation and operation are subject to the discretion of the Compensation Committee.
The Second Amended and Restated Executive Officer Incentive Program is designed to directly link compensation to performance. The Company believes that the combination of operating metrics and shareholder returns provides the best incentive structure for the growth of long-term shareholder value.
Through the Second Amended and Restated Executive Officer Incentive Program, our named executive officers are rewarded for attaining targeted individual performance, targeted company performance and relative TSR performance. For 2023, excluding Mr. Wallace who passed away in March 2023, approximately 79.0% of the aggregate total compensation for our named executive officers was paid in the form of performance-based compensation, all of which was in restricted stock with cliff vesting periods of eight years.
The Compensation Committee believes that this further demonstrates alignment of the interests of our named executive officers with that of the Company's shareholders.

26	Community Healthcare Trust | 2024 PROXY STATEMENT

2023 ANNUAL INCENTIVE REWARDS
The Compensation Committee takes the named executive officer's base salary levels into account when it establishes each executive's potential incentive award, with the intent that each executive's targeted annual cash or stock opportunity is competitive, and that each executive has a meaningful upside annual cash or stock compensation opportunity for performance excellence. We believe this compensation philosophy is consistent with our pay-for-performance culture and our compensation objective of linking pay to performance.
Individual Performance Awards
The Compensation Committee grants awards of cash, stock, or a combination of both under the 2014 Incentive Plan based on each executive officer's individual performance, and may determine all terms of the award, including to whom, and the time or times at which, individual performance awards may be granted, the number of shares, units or other rights subject to each individual performance award, the exercise, base or purchase price of such individual performance award (if any), the time or times at which such individual performance award will become vested, exercisable or payable, the performance criteria, goals and other conditions of the individual performance award, and the duration of the individual performance award. Key metrics used to measure individual performance include:
•Business development activity—this includes the acquisition of new properties, development of relations with potential tenants and development of relationships with providers who may become recurring clients of the Company;
•Leasing activity—this includes working with tenants as existing leases are set to expire; working with tenants as they need additional space or have other needs; working with tenants on the collection of receivables; working with potential tenants and brokers to fill vacancies as they arise; and working to increase overall portfolio rental rates and weighted average remaining lease term;
•Employee satisfaction and turnover—this includes reviewing employee compensation levels, bonus potentials, and benefits; providing an environment where employees can obtain their desired work/life balance; and reducing overall employee turnover;
•Timely and accurate financial statement preparation and filing—this includes the timely preparation of the Company's quarterly filings, on Form 10-Q, and annual filings, on Form 10-K; timely preparation and filing of other SEC forms including Forms 8-K, Form-4, etc.; and providing the documentation, processes and controls to insure there are no material weaknesses in the Company's Internal Control over Financial Reporting;
•Investor relations activities—this includes maintaining relationships with current and potential investors; participating in conferences and non-deal road shows; and reviewing and updating the Company's website, investor presentation, supplemental data report and other investor information;
•Capital markets activities—this includes maintaining relationships with investment and commercial banks and managing the Company's credit facilities and equity raising activities through the Company's "At-The-Market Offering Program" and other capital raising alternatives; and
•Environmental, Social and Governance (ESG) policy management—this includes reviewing the Company's existing ESG policies, comparing those policies to peers and guidelines to determine where the Company can improve, and implementing policies to increase the Company's overall attainment of ESG goals.
In 2023, the Compensation Committee approved the payment of cash individual performance awards to the Company's executive officers in the aggregate of approximately $662,869. The executive officers each elected to acquire restricted shares of common stock in lieu of the cash bonuses, which based on their elections are subject to an eight-year cliff vesting schedule. Based on the eight-year restriction period elected, the executive officers acquired an aggregate of 18,631 shares of restricted stock in lieu of their cash bonuses and were granted 18,630 additional shares based on the restriction period elected.
Company Performance Awards
Company Performance Awards ("CPA") may be issued under the 2014 Incentive Plan based on Company performance targets. The Compensation Committee may determine, in its discretion, the particular financial and/or operating metrics to be targeted, which may include, but are not limited to AFFO, payout percentages, etc. The measurement period is four consecutive quarters ending on June 30 of each year or such date as the Compensation Committee may determine.

Community Healthcare Trust | 2024 PROXY STATEMENT	27

Participants have the opportunity to earn Company Performance Awards each year. The Company will generally target a maximum of three performance metrics during any given measurement period and a maximum combined award for all such metrics of up to 75% of such participant's base salary.
Consistent with prior years, the metrics used by the Compensation Committee to determine the CPA for 2023 were as follows:
•The actual AFFO for the trailing four quarters ended June 30, 2023 which was $2.50 per share. This was a 2.9% increase over the $2.43 AFFO for the trailing four quarters ended June 30, 2022.
•The Amended and Restated Executive Officer Incentive Program targets an annual dividend increase of $0.05 cents per share, which is approximately $0.01 per share more than the actual increases have been. The Compensation Committee believes this fixed targeted increase presents an aggressive target and removes any potential to manipulate the actual dividend to benefit executive officer compensation.
•The targeted dividend per share for 2023 was $1.85 per share. The actual AFFO of $2.50 per share provided an 74% dividend payout coverage for the $1.85 targeted dividend. This was the equivalent of an 72% payout ratio for the actual dividends of $1.795 per share.
•The Amended and Restated Executive Officer Incentive Program provides for payment of a range from 0.00% to 150.00% of executive salary based on decreasing calculated targeted dividend payout ratios moving from 95.0% to 80.0%. The coverage ratio of 74% resulted in a CPA award percentage of 150%. Since the CPA targets 50% of each executive officer's base pay, the CPA resulted in a 75% of base salary bonus payment.
The Compensation Committee believes the CPA measures three critical components of Company performance:
•First, it measures actual AFFO for the trailing four quarters. Actual AFFO is an important measure of the ongoing growth and operating performance of the Company.
•Second, the CPA targets an increasing targeted dividend. The Compensation Committee believes that an increasing dividend is an important attribute of the Company's stock for its investors. This is a critical concept because the Amended and Restated Executive Officer Incentive Program requires the ability for dividend growth every year which cannot be modified without Compensation Committee approval.
•Third, the CPA measures dividend payout coverage of the Target Dividend and will only pay a bonus when that coverage is at or below 95%. As the dividend coverage increases and the payout ratio goes down, the bonus potential goes up.
As a result of these rigorous performance requirements, 2023 was only the fourth year management met the required thresholds for a CPA bonus.
In 2023, the Compensation Committee approved the payment of cash CPA to the Company's executive officers in the aggregate of approximately $1,104,783. The executive officers each elected to acquire restricted shares of common stock in lieu of the cash bonuses, which based on their elections are subject to an eight-year cliff vesting schedule. Based on the eight-year restriction period elected, the executive officers acquired an aggregate of 31,052 shares of restricted stock in lieu of their cash bonuses and were granted 31,051 additional shares based on the restriction period elected.
2023 LONG TERM EQUITY INCENTIVE AWARDS
Total Shareholder Return Awards
Total Shareholder Return Awards ("TSRA") are designed to be long term incentive awards based on the Company's total shareholder return, as measured against the Peer Group. The criteria for awarding TSRAs are the Company's relative total shareholder return performance measured as a percentile, as compared to the total shareholder returns of the companies in the Peer Group. The current measurement period is 12 and 20 consecutive quarters ending June 30 of each year.

28	Community Healthcare Trust | 2024 PROXY STATEMENT

The Compensation Committee generally targets a maximum TSRA for each executive officer of up to 200% of such executive officer's base salary. Prior to 2021, executive officers had the opportunity to earn TSRAs each year based on 1-year total shareholder return and 3-year total shareholder return. Beginning in 2021, 3-year and 5-year shareholder return metrics were used.
TSRAs are in the form of restricted stock with an eight-year cliff vesting period and are not available for the Second Amended and Restated Alignment of Interest Program. The TSRA percentages range from 0% up to 100% of base salary depending on the relative total shareholder return versus the members of the Peer Group. The number of shares are determined as of June 30th by dividing the total of the executive officer's TSRA by the average closing price of the common stock for the 10 trading days immediately preceding June 30.
In 2023, the Company ranked ninth in the 3-year total shareholder return, which placed it in the greater than 25% range, and ranked fourth in the 5-year total shareholder return, which placed it in the 75% range, versus the members of the Peer Group.

	2023 Total Shareholder Return
LEVEL	3-Year TSR	5-Year TSR	Total (%)

>25%	x		25
>50%
>75%		x	75
=100%
			100
The following table illustrates the value of the TSR equity incentive awards granted to each named executive officer for 2023.

EXECUTIVE OFFICER	Performance Metric (%)	Base Salary ($)	Long Term Incentive Award ($)

David Dupuy	100	647,250	647,251
William G. Monroe IV	100	480,000	480,000
Leigh Ann Stach	100	446,214	446,215
Timothy L. Meyer	100	339,579	339,579
The Company granted TSRAs in the form of restricted stock under the Amended and Restated Executive Officer Incentive Program to our executive officers in 2023 in the aggregate of 57,778 shares of common stock which will cliff vest in eight years.
Perquisites
The Company provides its executive officers with perquisites that it believes are reasonable, competitive and consistent with the Company's compensation program for all employees. The Company believes that such perquisites help the Company to retain its personnel. These perquisites included, as applicable, matching contributions in each participating executive's 401(k) and a contribution for each participating executive's health savings account (HSA), calculated in the same manner as for all employees, as well as temporary living expenses for Mr. Monroe.

Community Healthcare Trust | 2024 PROXY STATEMENT	29

Retirement Benefits
All named executive officers are eligible to participate in the Company's 401(k) plan, pursuant to which each participant may contribute up to the annual maximum allowed under IRS regulations ($22,500 for 2023). All eligible participants over the age of 50 may also contribute an additional $7,500 per year to the plan in the form of catch-up contributions. The Company provides a matching contribution of up to an annual maximum of three and one-half percent for the first six percent of base salary contributed to the plan by the employee.
COMPENSATION GOVERNANCE PRACTICES
Anti-Hedging, Margin or Hypothecation Policy
The Company prohibits the hedging, margining or hypothecation of Company securities by its executive officers and directors. None of the executive officers or directors have entered into any arrangements to hedge, margin or hypothecate the Company's securities. In addition, restricted stock may not be sold, assigned, pledged or otherwise transferred.
At Risk Compensation
Since the Company's initial public offering or joining the Company, as applicable, all named executive officers through the alignment of interest program, as amended, have elected through December 31, 2023 to take 100% of their compensation in restricted stock of the Company that cliff-vests in 8-years. Until such time that those shares vest, each named executive officer is at risk of forfeiting those shares, as well as losing value of the shares should events occur, including management errors, that negatively impact the financial results or performance of the Company.
We believe this compensation program aligns executive management with our stockholders, encourages appropriate long-term decision-making and effectively rewards or punishes executive management for their decisions made.
Policy For The Recovery Of Erroneously Awarded Compensation (Clawback Policy)
The Board of Directors has adopted a recovery policy which complies with the NYSE’s listing standards and the SEC’s Exchange Act Rule 10-D and Rule 10-D-1 to provide for the recovery of incentive-based compensation from executive officers due to the material noncompliance of the Company with any financial reporting requirement under the securities laws for the preceding three fiscal years, including an accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Stock Ownership Guidelines
We believe that it is in the best interests of our stockholders to encourage all executive officers and directors to increase their equity position in the Company to promote share ownership and further align stockholder interests with executive officers and directors. Accordingly, as set forth in the table below, we have adopted stock ownership guidelines applicable to our executive officers and directors requiring each to hold common stock with a fair market value equal to a multiple of each officer's then current base salary or each non-employee director's then current annual retainer, as applicable:

POSITION	Common Stock Ownership Multiple

Chief Executive Officer	5x Current Base Salary
Executive Vice President	3x Current Base Salary
Non-Employee Director	3x Current Base Annual Retainer
The guidelines provide that all owned stock, both restricted and unrestricted, counts toward the ownership guidelines. Executive officers and directors have five years from the date that such executive officer or director first becomes subject to the stock ownership guidelines to comply with the guidelines. All of our executive officers and directors were in compliance with these guidelines as of February 29, 2024.

30	Community Healthcare Trust | 2024 PROXY STATEMENT

Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer). In 2017 and prior tax years, qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. Effective for tax years beginning on January 1, 2018, the tax reform legislation informally known as the Tax Cuts and Jobs Act of 2017 repeals the performance-based compensation exception to the Section 162(m) $1 million deduction limit. The Company's tax deduction for compensation expense in 2023 will be limited pursuant to Section 162(m), but that limitation will not result in an increase to our federal income taxes. As a qualifying REIT, the Company does not pay federal income tax; therefore, the future unavailability of the Section 162(m) compensation deduction is not expected to result in any increase in the Company's federal income tax obligations.
CEO PAY RATIO
Pursuant to rules adopted by the SEC under the Dodd-Frank Act, the Company is required to disclose the ratio of the annual total compensation for its CEO to the median annual total compensation for its employees other than the CEO. The Company identified the median employee by examining its payroll records for 2023 for all individuals other than the CEO that were employed by the Company at December 31, 2023. Compensation for employees that began employment during the year was annualized based on rate of pay applied to a full year.
At December 31, 2023, the Company had 37 employees. These employees are all employed and work out of the corporate office in Franklin, Tennessee. Our employees are comprised of Company officers, accountants, asset management, and employees with various other roles and responsibilities. At December 31, 2023, the Company identified its median employee as one making $112,280 per year. At December 31, 2023, the Company's CEO, Mr. Dupuy, had an annual total compensation of $3,533,747. This amount is comprised of several components, as reflected in the Summary Compensation Table beginning on page 41. Additional information concerning Mr. Dupuy's total compensation is provided in the Compensation Discussion and Analysis section beginning on page 19.
The ratio of CEO pay to median employee pay at December 31, 2023 was 31:1. The table below illustrates the details of the calculation.

	CEO to Median Employee Pay Ratio
PAY	Chief Executive Officer and President ($)	Median Employee ($)

Salary
Cash	—	80,000
Salary stock	617,834	—
Bonus
Cash	—	20,000
Bonus stock	776,700	—
Alignment of Interest Stock	1,478,662	733
3-Year Total Shareholder Return Stock	161,813	—
5-Year Total Shareholder Return Stock	485,438	—
Non-Executive Restricted Stock Award	—	8,000
All Other Compensation	13,300	3,547
Total	3,533,747	112,280
CEO to Median Employee Pay Ratio		31:1

Community Healthcare Trust | 2024 PROXY STATEMENT	31

EMPLOYMENT AGREEMENTS OF NAMED EXECUTIVE OFFICERS AS OF DECEMBER 31, 2023
We entered into employment agreements with each of Mr. Dupuy, Mr. Monroe, Ms. Stach, and Mr. Meyer, which became effective on May 1, 2019 for Mr. Dupuy, on June 1, 2023 for Mr. Monroe, on May 28, 2015 for Ms. Stach, and on October 1, 2021 for Mr. Meyer. The initial terms of each employment agreement were through December 31 of each year the agreements became effective. On April 1, 2023, the Company entered into an amended and restated employment agreement with Mr. Dupuy in connection with his new role as Chief Executive Officer that became effective on April 1, 2023. Mr. Dupuy's amended and restated employment agreement increased Mr. Dupuy's base salary for 2023 from $529,586 to $647,250, granted Mr. Dupuy additional vacation time, increased the term of his severance compensation in the event of a termination other than for cause and increased the multipliers included in the calculations of his severance compensation. On June 1, 2023, the Company entered into an employment agreement with Mr, Monroe upon joining the Company and in connection with his role as Chief Financial Officer that became effective on June 1, 2023 with an annual base salary of $480,0000. On May 1, 2019, the Company entered into an amended and restated employment agreement with Ms. Stach in connection with her new role as Executive Vice President that became effective on May 1, 2019. Other than related to Ms. Stach's change in role, the compensation terms and other material terms of Ms. Stach's employment with the Company remained unchanged. The term of each respective employment agreement automatically renews for successive one-year terms on December 31 of each calendar year. As amended on January 4, 2023, the annual base salary of each of Ms. Stach and Mr. Meyer under each of their employment agreements was increased for fiscal year 2023 from $410,500 to $446,214, and from $312,400 to $339,579, respectively. In addition, Mr. Dupuy was awarded a grant of 5,000 shares of restricted common stock per year for three years, which began on May 1, 2019, vesting equally in 2027, 2028, and 2029 and Mr. Monroe is to be awarded a grant of 7.000 shares of restricted common stock per year for three years, which began on June 1, 2023, vesting equally in 2028, 2029 and 2030.
The base salaries are subject to annual increases as the Compensation Committee may approve in their discretion and other benefits generally available to other employees and our other executive officers, and each will be eligible for an annual bonus for each calendar year during his or her respective employment based on a combination of his or her respective continued employment with the Company and the achievement of certain performance goals established by our Board of Directors and our Compensation Committee.
If employment is terminated for any reason other than for cause, change-in-control or death or disability, each executive officer is entitled to receive all accrued salary, bonus compensation, if any, to the extent earned, whether or not vested without regard to such termination (other than defined contribution plan or profit sharing plan benefits (or benefits under tax-qualified retirement or health and welfare plans in the case of Mr. Meyer) which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the executive officer is a participant to the full extent of the executive officer's rights under such plans, full vesting of all awards granted to the named executive officer under the 2014 Incentive Plan, accrued vacation pay and any appropriate business expenses incurred by the named executive officer in connection with his or her duties set forth in each of his or her respective employment agreements, all to the date of termination.
In addition, the executive officer will receive as severance compensation his or her base salary (at the rate payable at the time of such termination), for a period of 36 months, with respect to Mr. Dupuy, and 12 months, with respect to Mr. Monroe, Ms. Stach, and Mr. Meyer, from the date of such termination; provided, however, that if the executive officer is employed by a new employer during such period, the severance compensation payable to the executive officer during such period will be reduced by the amount of compensation that the executive officer is receiving from the new employer. However, Mr. Dupuy, Mr. Monroe, and Ms. Stach are under no obligation to mitigate the amount owed to the respective executive officer by seeking other employment or otherwise, and Mr. Meyer is required to notify the Company of any employment during the period that severance is being paid.
In addition to the severance payment, the executive officer will be paid an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the executive officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the executive officer's base salary and 0.67 with respect to Mr. Dupuy, and 0.33 with respect to Mr. Monroe, Ms. Stach, and Mr. Meyer. Each executive officer will be entitled to accelerated vesting of any accrued benefit under each deferred compensation plan.

32	Community Healthcare Trust | 2024 PROXY STATEMENT

If Mr. Dupuy, Mr. Monroe, or Ms. Stach are terminated for disability, the terminated executive officer will receive the benefits described above, all to the date of termination, with the exception of medical and dental benefits, if any, which shall continue at the Company's expense through the then current one-year term of the employment agreement. If Mr. Meyer is terminated for disability, he will receive the benefits described above, all to the date of termination; provided, however, that the Company will pay his premiums associated with any medical, dental, and/or vision insurance plans in which he and his dependents were enrolled as of the date of termination through the last day of the then-current one-year term of the employment agreement, so long as Mr. Meyer timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If an executive officer's employment terminates due to death, the terminated executive officer's estate will receive the benefits described above.
The severance payment in the event of a change in control will consist of: (1) three times the terminated executive officer's annual base salary (at the rate payable at the time of such termination), and (2) an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the terminated executive officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the terminated executive officer's base salary and 0.67 with respect to Mr. Dupuy, and 0.33 with respect to Mr. Monroe, Ms. Stach, and Mr. Meyer. Such severance compensation shall be paid in a lump sum (i) promptly after the date of such termination in the case of Mr. Dupuy, Mr. Monroe and Ms. Stach, and (ii) on the first payroll period following the effective date of Mr. Meyer's termination date and his execution of the release and expiration of any revocation period, and in all cases, in no event later than two and a half months after the end of the year in which such termination occurs. If the payments due to the change-in-control result in an excise tax to the terminated executive officer, under Section 4999 of the Code, all change-in-control payments to the terminated officer may be limited to an amount that is less than 300% of his or her average annual compensation. This limit would not apply in the event that the terminated executive officer's net after-tax benefits are greater after considering the effect of the excise tax.
Each employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months following a termination upon a change in control, so long as the payments to which the terminated officer is entitled as a result of his or her termination upon a change of control are made on a timely basis.
NEW 2024 NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM
On January 2, 2024 the Board and the Compensation Committee approved a new named executive officer compensation program, as described below. The Board and Compensation Committee updated the Company’s compensation programs to conform with industry standards and market practices for the purpose of attracting and retaining the best candidates for the Company’s management team. The Board and the Compensation Committee believe that the new named executive officer compensation program described below continues to reward long-term performance and align the Company’s executive officers’ interests with the Company’s stockholders.

2024 Program Highlights	✓	Majority (70%) of annual incentive rewards are based on the achievement of specific company performance goals

	✓	Majority of equity granted is forward-looking, performance-based RSUs (65% of program)

	✓	Long-term performance is based 100% on relative and absolute TSR goals, aligning compensation with shareholder interests

	✓	Relative TSR goals target above the median at the 55th percentile

	✓	Ability to elect to receive 50% of base salary and annual incentive rewards in equity

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COMPENSATION TYPE		Pay Element	2024 Executive Compensation Plan Design

Fixed Pay	Cash Compensation	Base Salary	•Base salaries are as follows: Mr. Dupuy—$666,668; Mr. Monroe—$494,400; Ms. Stach—$459,600; and Mr. Meyer—$349,766

At Risk		Annual Incentive Rewards
•Eligibility will be based on the following: (i) AFFO per share (30% weighting); (ii) Dividend payout coverage (20% weighting); (iii) Debt to total capitalization (20% weighting); and (iv) Individual performance (30% weighting)
•Bonus targets (as a percentage of base salary) are as follows: Mr. Dupuy—125%; Mr. Monroe—100%; Ms. Stach—100%; and Mr. Meyer—100%

	Equity Compensation	Long Term Equity Incentive Awards
•65% of the award will be in the form of performance-based restricted stock units (“RSUs”) and 35% in time-based RSUs
•Performance component will be based on 3-year relative TSR performance as measured against select peer companies (35% weighting) and 3-year absolute TSR performance (30% weighting)
•3-year Time-based awards (35% weighting) have a vesting schedule of one-third of the RSUs awarded on each June 30 over the three year service period
•Long term equity incentive award targets (as a percentage of base salary) are as follows: Mr. Dupuy—150%; Mr. Monroe—125%; Ms. Stach—125%; and Mr. Meyer—110%

Elective Deferral Awards
•Allows the named executive officers to elect to acquire restricted stock in lieu of compensation that would otherwise be payable in cash for up to 50% of their annual base salary and up to 50% of their 2024 annual incentive reward for the annual incentive reward performance period beginning July 1, 2024
•Each named executive officer who makes this election will receive an award of restricted stock based on their choice of restriction period and subject to the amount of time until their Retirement Eligibility date in their Employment Agreement

2024 ANNUAL BASE SALARY
For 2024, the Compensation Committee approved an increase of 3% to the 2023 base salaries for its named executive officers based on peer company benchmarking. The annual base salaries of our named executive officers for 2024, before any elective deferral of cash for restricted stock, are set forth below:

NAMED EXECUTIVE OFFICER	2024 Base Salary ($)

David H. Dupuy	666,668
William G. Monroe IV	494,400
Leigh Ann Stach	459,600
Timothy L. Meyer	349,766

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2024 ANNUAL INCENTIVE REWARDS
The Company maintains an annual incentive reward performance period from July 1 through the following June 30 each year. Because the July 1, 2023 through June 30, 2024 annual incentive reward performance period was already in process at the time of the Board and Compensation Committee’s approval of a new named executive officer compensation program on January 2, 2024, no changes will be made to the annual incentive rewards until July 1, 2024.
Beginning July 1, 2024 the named executive officers’ annual incentive reward target compensation will be calculated 70% upon the achievement of company performance goals and 30% upon the assessment of individual performance goals. The corporate performance goals will be based on the following metrics:

WEIGHTING	Corporate Performance Metric	Rationale

30%	AFFO per share	Promotes a key driver of growth
20%	Dividend payout coverage	Measures the security of a growing dividend
20%	Debt to total capitalization	Reflects the importance of a conservative balance sheet
The Compensation Committee will set a threshold level, target level and maximum level for each company performance metric corresponding to a payout ratio of 50%, 100%, and 150%, respectively with the payout ratio determined using straight line linear interpolation, although performance below the threshold level will result in 0% payout. The individual performance goals shall be based on a subjective assessment of individual performance goals established at the beginning of each year to reward and retain the named executive officer based on their individual efforts and skill sets with a payout ratio ranging from 0% to 150% of target.
Finally, the Compensation Committee has set the following target-level annual incentive reward opportunities for each named executive officer for the performance period beginning July 1, 2024:

NAMED EXECUTIVE OFFICER	2024 Annual Incentive Reward Target-Level Opportunity

David H. Dupuy	125% of Base Salary
William G. Monroe IV	100% of Base Salary
Leigh Ann Stach	100% of Base Salary
Timothy L. Meyer	100% of Base Salary
2024 ELECTIVE DEFERRAL AWARDS
To maintain strong alignment between named executive officer and stockholder interests, the Company’s Third Amended and Restated Alignment of Interest Program allows the named executive officers to elect to acquire restricted stock in lieu of compensation that would otherwise be payable in cash for up to 50% of their 2024 annual base salary and up to 50% of their 2024 annual incentive reward for the annual incentive reward performance period beginning July 1, 2024. Each named executive officer who makes this election will receive an award of restricted stock based on their choice of restriction period with the corresponding restriction multiple, according to the following multiple-based formula and subject to the amount of time until their Retirement Eligibility date in their Employment Agreement.

Community Healthcare Trust | 2024 PROXY STATEMENT	35

Time until Retirement Eligibility	Duration of Restriction Period	Restriction Multiple

3 years or less	3 years	0.3x
Greater than 3 years (1)	5 years	0.5x
Greater than 5 years (2)	8 years	1.0x
(1)The named executive officer may also choose the 3-year restriction period.
(2)The named executive officer may also choose the 3-year or 5-year restriction periods.
The restriction period subjects the shares acquired by the named executive officer and the additional shares awarded by the Company to market risk and the risk of forfeiture in the event that the named executive officer voluntarily terminates employment or is terminated for cause from employment with the Company prior to the vesting of the shares.
Note that the modification made to the Third Amended and Restated Alignment of Interest Program to reduce to 50% the amount of base salary and annual incentive reward available to be elected to acquire restricted stock from 100% under the previous Second Amended and Restated Alignment of Interest Program will reduce the amount of available elective deferral awards to the named executive officers. Further, the modification made to the Third Amended and Restated Alignment of Interest Program to limit the available restriction period(s) the named executive officers may choose based on the amount of time until their Retirement Eligibility date in their Employment Agreement will also reduce the amount of available elective deferral awards to the named executive officers as they reach 5 years or less and 3 years or less until their Retirement Eligibility date. Both of these changes are expected to reduce total NEO base salary and annual incentive compensation amounts; however, the total expense reflected on our financial statements from this NEO compensation is expected to increase due to the compensation being expensed over a shorter amortization period given at least 50% will be paid in cash and expensed as paid.

2024 Alignment of Interest Program Change Highlights(1)	2024 NEO Base Salary Compensation Amount is Expected to be $1.15M or 29% lower
By reducing the amount of restricted stock that can be acquired and by reducing the available restriction periods, 2024 NEO base salary compensation amount is reduced by approximately $1.15 million or 29%(2)

	2024 NEO Base Salary Expense per GAAP is Expected to be $0.5M higher	The reduced 2024 NEO base salary compensation amount is now expensed over a shorter amortization period given the cash portion of base salaries is expensed as paid(3)

(1)Compared to the prior Alignment of Interest Program. Changes to NEO annual incentive compensation are not included in these calculations given 2024 Alignment of Interest Program annual incentive reward elections are not effective until July 1, 2024 to align with the start of the next annual incentive performance period.
(2)Combined 2024 NEO Salaries are $1.97 million before any elective deferral of cash for restricted stock, and $2.79 million after elective deferrals under the new 2024 Alignment of Interest Program. This $2.79 million of combined 2024 NEO salary compensation is $1.15 million less than the $3.94 million of combined NEO salary compensation that would have been elected under the prior Alignment of Interest Program (calculated by using combined 2024 NEO salaries of $1.97 million with an additional $1.97 million award based on 100% elective deferral with an 8-year restriction period and 1.0x restriction multiple).
(3)The portion of salary acquired and awarded in restricted stock is expensed over approx. 2-years to 8-years based on each NEO's retirement eligibility, whereas the portion of salary paid in cash is expensed as paid.

36	Community Healthcare Trust | 2024 PROXY STATEMENT

2024 LONG TERM EQUITY INCENTIVE AWARDS
The named executive officers’ long term equity incentive award target compensation consists of 65% performance-based restricted stock units (“RSUs”) and 35% time-based RSUs. The performance-based RSUs will be based on the following performance:

65%	3-Year Performance Based RSUs	35% Relative TSR vs. Peer Group
		RESULTS	HURDLES
		Threshold (50%)	25th Percentile
		Target (100%)	55th Percentile
		Maximum (200%)	80th Percentile

30% Absolute TSR
		RESULTS	HURDLES
		Threshold (50%)	4% Annualized
		Target (100%)	8% Annualized
		Maximum (200%)	12% Annualized

IF EARNED, CLIFF VEST AT THE END OF THE PERFORMANCE PERIOD

35%	3-Year Time-Based RSUs	ONE-THIRD OF THE RSUs AWARDED VEST ON EACH JUNE 30 OVER THE THREE-YEAR SERVICE PERIOD

The Compensation Committee has set the above threshold level, target level and maximum level for each performance-based RSU corresponding to a payout ratio of 50%, 100%, and 200%, respectively with the payout ratio determined using straight line linear interpolation, although performance below the threshold level will result in 0% payout. The performance-based RSUs’ three-year performance period is forward-looking and began on July 1, 2023 with an end date of June 30, 2026 at which time the Compensation Committee will review the actual performance and the RSUs will vest accordingly. The Peer Group Companies for determining the Relative Total Shareholder Return performance are Global Medical REIT Inc. - NYSE: GMRE, Healthcare Realty Trust Incorporated - NYSE: HR, Healthpeak Properties Inc. - NYSE: PEAK, Medical Properties Trust - NYSE: MPW, and Universal Health Realty Income Trust - NYSE: UHT subject to the Performance-Based Restricted Stock Unit Agreement. The Absolute Total Shareholder Return performance is calculated using the compounded annual growth rate in the value per share due to appreciation in price per share plus dividends declared during the performance period. The performance-based RSUs entitle the named executive officer to receive dividend equivalents, equal to the amount of the dividends paid on each share of Common Stock underlying the performance-based RSU that vests, payable only upon the vesting of the performance-based RSU.
The time-based RSUs’ service period began on July 1, 2023 with a vesting schedule of one-third of the RSUs awarded on each June 30 over the three year service period. The time-based RSUs entitle the named executive officer to receive divided equivalents, equal to the amount of the dividends paid on each share of Common Stock underlying the time-based RSU, payable no later than thirty days following the applicable dividend payment date.
The table below sets forth information with respect to time-based and performance-based RSU awards granted, at the target level, under the 2014 Incentive Plan since December 31, 2023.

Community Healthcare Trust | 2024 PROXY STATEMENT	37

		Performance-Based Awards (1)
NAME	Time-Based Awards (1) (#)	Threshold (#)	Target (#)	Maximum (#)

David H. Dupuy	13,046	19,399	38,798	77,596
William G. Monroe IV	8,062	11,989	23,978	47,956
Leigh Ann Stach	7,495	11,145	22,290	44,580
Timothy L. Meyer	5,020	7,464	14,928	29,856
(1)    The fair value of the performance-based RSUs is calculated by a third-party specialist who utilizes a Monte Carlo simulation as of the grant date, whereas the fair value of the time-based RSUs is calculated using the average closing price of the Company common stock for the 10 trading days immediately preceding the grant date.
Finally, the Compensation Committee has set the following target-level opportunities for each named executive officer for their 2024 long term equity incentive award:

NAMED EXECUTIVE OFFICER	2024 Long Term Equity Incentive Award Target-Level Opportunity

David H. Dupuy	150% of Base Salary
William G. Monroe IV	125% of Base Salary
Leigh Ann Stach	125% of Base Salary
Timothy L. Meyer	110% of Base Salary
Compensation Committee Report
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation Committee:
Claire Gulmi (Chair)
Robert Hensley
Lawrence Van Horn
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2023 were Claire Gulmi (Chair), Alan Gardner, and Lawrence Van Horn prior to the 2023 annual meeting of stockholders, and Claire Gulmi (Chair), Robert Hensley, and Lawrence Van Horn following the 2023 annual meeting of stockholders. In 2023, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries, and no member had any relationship requiring disclosure as a related person transaction under applicable SEC regulations.

38	Community Healthcare Trust | 2024 PROXY STATEMENT

Executive Officers
The names, ages, positions and business experience of our executive officers, except for Mr. Dupuy, are listed below. Because he is also a member of our Board, information about Mr. Dupuy appeared previously under Proposal 1—Election of Directors beginning on page 4. All of our executive officers serve at the discretion of the Board and are parties to employment agreements.

William G. Monroe IV Age: 45
Mr. Monroe has served as our Executive Vice President and Chief Financial Officer since June 2023. Previously Mr. Monroe served as Managing Director of the Healthcare Investment Banking Group at Truist Securities, Inc. in Atlanta. Mr. Monroe was responsible for buy- and sell-side advisory services as well as debt and equity capital markets origination for healthcare services segments including acute hospital, post-acute, alternate site, and healthcare REITs. He joined Truist Securities, Inc. as a Vice President in 2011 via its predecessor firm SunTrust Robinson Humphrey, Inc. Mr. Monroe began his investment banking career at J.P. Morgan Securities LLC in New York where he was an Associate in the Syndicated & Leveraged Finance Group from 2006 to 2009 with responsibilities for structuring and executing pro rata bank, leveraged loan, and high yield bond transactions. Other positions Mr. Monroe has held include Vice President of Private Equity Placement at Fortress Group, Inc. from 2010 to 2011, and prior to business school Commercial Banking Associate at SunTrust Bank from 2003 to 2004 and Consulting Analyst at Accenture from 2000 to 2003.
Mr. Monroe holds a Bachelor of Science from Davidson College and a Master of Business Administration from the Tuck School of Business at Dartmouth.

Leigh Ann Stach Age: 57
Ms. Stach has served as our Chief Accounting Officer since the formation of our company in March 2014 and as Executive Vice President since May 2019. Prior to her appointment as Executive Vice President in May 2020, Ms. Stach served as our Vice President—Financial Reporting, and Chief Accounting Officer. From 2005 to 2013, Ms. Stach served as Vice President—Financial Reporting at Healthcare Realty ("HR") where she had responsibility for financial reporting and coordinating due diligence materials for debt and equity offerings. In addition, she brought EDGAR and XBRL filings in-house and provided oversight of HR's compliance function and internal audit. Prior to that, from 1997 to 2005, Ms. Stach served as Vice President—Controller at HR. From 1994 to 1997, Ms. Stach served as Assistant Controller at HR. Prior to HR, from 1991 to 1994, Ms. Stach was a senior accountant—financial reporting at Hospital Corporation of America ("HCA"). She began her career with HCA in 1988 as an internal auditor.
Ms. Stach holds a Bachelor of Science in Accounting from Western Kentucky University and is a licensed CPA.

Community Healthcare Trust | 2024 PROXY STATEMENT	39

Timothy L. Meyer Age: 48
Mr. Meyer has served as Executive Vice President-Asset Management since October 2021. Prior to his appointment as Executive Vice President, Mr. Meyer served as our Senior Vice President-Asset Management since July 2019. From 2018 to 2019, Mr. Meyer served as Senior Vice President, Field Services and from 2014 to 2018 served as Vice President, Field Services at Altisource Portfolio Services where he had responsibility for product management, client performance and relationship management, business development and sales, product and brand strategy, and performance oversight of operations and client controls and reporting. Prior to that, from 2013 to 2014, Mr. Meyer served as Counsel at Nelson Mullins Riley & Scarborough LLP where he provided legal counsel in the areas of real estate, mergers and acquisitions, and corporate and loan transactions. Prior to that, from 2007 to 2013, Mr. Meyer served as Counsel at Welltower, where he served as lead counsel for Welltower's Medical Facilities Group. Prior to that, from 2006 to 2007, Mr. Meyer served as an Associate at Stites & Harbison PLLC and from 2003 to 2006 as Associate Counsel at Windrose Medical Properties Trust.
Mr. Meyer holds a Bachelor of Arts in Economics from University of Illinois at Urbana-Champaign, and MBA and JD degrees from Vanderbilt University.

40	Community Healthcare Trust | 2024 PROXY STATEMENT

Compensation Tables
SUMMARY COMPENSATION TABLE
The table below sets forth the compensation paid in fiscal years 2023, 2022, and 2021 to our principal executive officers and the three most highly compensated executive officers. Mr. Wallace, Mr. Dupuy, Mr. Monroe, Ms. Stach, and Mr. Meyer are referred to in this proxy statement as our named executive officers.
Each of our named executive officers took 100% of his or her salary, bonus and long-term incentive compensation in the form of restricted common stock under our 2014 Incentive Plan since such officers began their tenure with the Company through December 31, 2023. In compliance with the terms of the Second Amended and Restated Alignment of Interest Program described above, the election to acquire stock, otherwise payable in cash, caused the named executive officers to be eligible to receive additional stock awards based upon a multiple described on page 26 of this proxy statement.
All shares of restricted stock issued in lieu of cash compensation and any shares of restricted stock issued under the Second Amended and Restated Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.
The following table sets forth the compensation of our named executive officers for the fiscal years 2023, 2022, and 2021.

		Salary		Bonus
NAME & PRINCIPAL POSITION	Year	Compensation Paid in Cash(1) ($)	Compensation Paid in Stock(2) ($)	Compensation Paid in Cash ($)	Compensation Paid in Stock(3) ($)	Stock Awards(4) ($)	All Other Compensation(5) ($)	Total(10) ($)

Timothy G. Wallace(6) Former Chief Executive Officer and President	2023	—	863,295	—	—	1,015,989	22,913,954	24,793,238
	2022	—	794,200	—	913,330	2,820,373	12,425	4,540,328
	2021	—	750,000	—	862,500	3,164,711	11,650	4,788,861
David H. Dupuy(7) Chief Executive Officer and President	2023	—	617,834	—	776,700	2,125,913	13,300	3,533,747
	2022	—	487,200	—	560,280	1,730,216	7,487	2,785,183
	2021	—	460,000	—	529,000	2,191,229	3,112	3,183,341
William G. Monroe(8) Chief Financial Officer and Executive Vice President	2023	—	280,000	—	48,000	1,063,678	13,025	1,404,703
Leigh Ann Stach Chief Accounting Officer and Executive Vice President	2023	—	446,214	—	535,457	1,500,298	13,300	2,495,269
	2022	—	410,500	—	472,075	1,457,816	1,750	2,342,141
	2021	—	387,600	—	445,740	1,635,525	3,648	2,472,513
Timothy L. Meyer(9) Executive Vice President - Asset Management	2023	—	339,579	—	407,495	1,141,776	7,532	1,896,382
	2022	—	312,400	—	359,260	1,109,474	4,311	1,785,445
	2021	—	280,000	—	165,000	469,890	2,312	917,202
(1)All of our named executive officers agreed to acquire shares of restricted common stock in lieu of any cash compensation for the fiscal years ended December 31, 2023, 2022, and 2021, as applicable.
(2)The amounts represent the annual base salary of each named executive officer set forth in the table pursuant to their employment agreements, 100% of which was paid in shares of our restricted common stock in lieu of cash. The number of

Community Healthcare Trust | 2024 PROXY STATEMENT	41

shares of common stock issued in 2023 was based on $37.32, which was the average price of our common stock for the 10 days preceding January 16, 2023, the determination date. Mr. Dupuy was promoted in 2023 upon Mr. Wallace's passing and received an additional 4,864 shares, based on $36.29, which was the average price of our common stock for the 10 days preceding April 21, 2023, the determination date. Mr. Monroe joined the Company in June 2023 and received 16,322 shares, based on $34.31, which was the average price of our common stock for the 10 days preceding June 15, 2023, the determination date. The number of shares of common stock issued in 2022 was based on $47.12, which was the average price of our common stock for the 10 days preceding January 14, 2022, the determination date. The number of shares of common stock issued in 2021 was based on $46.21, which was the average price of our common stock for the 10 days preceding January 15, 2021, the determination date. Mr. Meyer received a promotion in October 2021 and received an additional 219 shares, based on $45.84, which was the average price of our common stock for the 10 days preceding October 15, 2021, the determination date. All of the shares of our restricted common stock issued in lieu of cash compensation are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.
(3)The bonus amounts paid in each of the years 2023, 2022 and 2021 represent the annual bonus of each named executive officer set forth in the table pursuant to their employment agreements, 100% of which was paid in shares of our restricted common stock in lieu of cash. The number of shares of common stock issued in 2023 was based on $35.58, which was the average price of our common stock for the 10 days preceding August 10, 2023, the determination date. The number of shares of common stock issued in 2022 was based on $39.90, which was the average price of our common stock for the 10 days preceding August 11, 2022, the determination date. The number of shares of common stock issued in 2021 was based on $49.32, which was the average price of our common stock for the 10 days preceding August 12, 2021, the determination date. All of the shares of our restricted common stock issued in lieu of cash compensation are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.
(4)Represents the aggregate fair value computed in accordance with FASB ASC Topic 718 of awards of restricted common stock to the named executive officers for the years ended December 31, 2023, 2022, and 2021 under the 2014 Incentive Plan, as amended. The dollar values of the awards related to base salaries and bonuses for 2023, 2022, and 2021 are based on the grant date value of such awards and the restriction multiples for cash compensation deferrals outlined in our Restated Alignment Program. Awards granted to our named executive officers in connection with their base salaries for 2023, 2022, and 2021, were based on grant date values of such awards of $40.62 per share, $46.63 per share, and $47.99 per share, respectively. Awards granted to our named executive officers in connection with their bonuses for 2023, 2022, and 2021 were based on grant date values of such awards of $34.62 per share, $40.32 per share, and $47.93 per share, respectively. The dollar values of the awards related to the Company's total stockholder return performance, relative to its peer group, for the years ended December 31, 2023, 2022, and 2021, as outlined in the Executive Officer Incentive Program, are based on the grant date value of such awards of $34.77 per share, $38.68 per share, and $49.90 per share, respectively. The 5,000 restricted share award granted to Mr. Dupuy in 2021 was based on a grant date value of $50.03 per share and the 7,000 restricted share award granted to Mr. Monroe upon becoming a named executive officer in 2023 was based on a grant date value $32.73 per share. Mr. Meyer received an award of 260 restricted shares granted in 2021 under the Non-Executive Officer Incentive Plan, which was based on a grant date value of $47.99 per share.
(5)Generally includes employer contributions to the executive officer's health savings account (HSA) and 401(k). Mr. Wallace's other compensation for 2023 also includes the full vesting of his restricted shares upon his death totaling approximately $22.9 million. Mr. Monroe's other compensation for 2023 includes temporary living expenses.
(6)Mr. Wallace passed away on March 6, 2023.
(7)Joined the Company as a named executive officer on May 1, 2019 and was awarded 5,000 shares of restricted stock in the years 2021. During the years presented in the Summary Compensation Table, Mr. Dupuy served as the Company's Executive Vice President and Chief Financial Officer. On March 6, 2023, our Board of Directors appointed Mr. Dupuy to serve as Chief Executive Officer and President following the death of Mr. Wallace.
(8)Joined the Company as a named executive officer on June 1, 2023 and was awarded 7,000 shares of restricted stock.
(9)Mr. Meyer was promoted to Executive Vice President - Asset Management on October 1, 2021. Prior to that, Mr. Meyer served as Senior Vice President - Asset Management since joining the Company in July 2019.

42	Community Healthcare Trust | 2024 PROXY STATEMENT

(10)A significant portion of the named executive officer's compensation is performance based, as set forth in the following table:

			Performance Based Incentive Compensation
NAME	Year	Total Compensation ($)	Bonus Stock(1) ($)	Alignment of Interest Stock(2) ($)	3-Year Total Shareholder Return Stock ($)	5-Year Total Shareholder Return Stock ($)	Total Performance Based Incentive Compensation ($)	Percent of Total Compensation (%)

Timothy G. Wallace(3)	2023	24,793,238	—	1,015,989	—	—	1,015,989	4.1
	2022	4,540,328	913,330	1,827,623	198,550	794,200	3,733,703	82.2
	2021	4,788,861	862,500	1,664,710	750,000	750,000	4,027,210	84.1
David H. Dupuy(4)	2023	3,533,747	776,700	1,478,662	161,813	485,438	2,902,613	82.1
	2022	2,785,183	560,280	1,121,216	121,800	487,200	2,290,496	82.2
	2021	3,183,341	529,000	1,021,079	460,000	460,000	2,470,079	77.6
William G. Monroe IV(5)	2023	1,404,703	48,000	354,568	120,000	360,000	882,568	62.8
Leigh Ann Stach	2023	2,495,269	535,457	1,054,083	111,554	334,661	2,035,755	81.6
	2022	2,342,141	472,075	944,691	102,625	410,500	1,929,891	82.4
	2021	2,472,513	445,740	860,325	387,600	387,600	2,081,265	84.2
Timothy L. Meyer(6)	2023	1,896,382	407,495	802,197	84,895	254,684	1,549,271	81.7
	2022	1,785,445	359,260	718,974	78,100	312,400	1,468,734	82.3
	2021	917,202	165,000	442,413	—	—	607,413	66.2
(1)Each executive officer has elected to take 100% of his or her salary and cash bonus in deferred stock with an 8-year cliff vesting.
(2)Alignment of interest stock grants per the Second Amended and Restated Alignment of Interest Program which is part of the Company's Incentive Plan.
(3)Mr. Wallace passed away on March 3, 2023.
(4)Mr. Dupuy was promoted to Chief Executive Officer and President on March 6, 2023.
(5)Mr. Monroe joined the Company on June 1, 2023 as Executive Vice President and Chief Financial Officer.
(6)Mr. Meyer was promoted to Executive Vice President on October 1, 2021.

Community Healthcare Trust | 2024 PROXY STATEMENT	43

GRANTS OF PLAN-BASED AWARDS
The following table provides additional information relating to grants of plan-based awards made to our named executive officers during 2023.

NAME	Grant date	All other stock awards: Number of shares of stock (#)(1)	Grant date fair value of stock awards ($)

Timothy G. Wallace	1/16/2023	23,133	939,662
David H. Dupuy	1/16/2023	14,191	576,438
	4/21/2023	2,432	88,209
	7/27/2023	19,548	679,684
	8/10/2023	21,830	755,755
William G. Monroe IV	6/1/2023	7,000	229,110
	6/15/2023	8,161	282,534
	7/27/2023	14,497	504,061
	8/10/2023	1,349	46,702
Leigh Ann Stach	1/16/2023	11,957	485,693
	7/27/2023	13,477	468,595
	8/10/2023	15,049	520,996
Timothy L Meyer	1/16/2023	9,100	369,642
	7/27/2023	10,256	356,601
	8/10/2023	11,453	396,503
(1)The table below shows the number of restricted shares of common stock awarded to the named executive officers in 2023 pursuant to the 2014 Incentive Plan.

		Incentive Awards
NAME	Company Match Salary (#)	Company Match Bonus (#)	3 Year Total Shareholder Return Stock (#)	5 Year Total Shareholder Return Stock (#)	CFO Grant (#)	Total Stock Awards (#)

Timothy G. Wallace	23,133	—	—	—		23,133
David H. Dupuy	16,623	21,830	4,887	14,661		58,001
William G. Monroe IV	8,161	1,349	3,624	10,873	7,000	31,007
Leigh Ann Stach	11,957	15,049	3,369	10,108		40,483
Timothy L. Meyer	9,100	11,453	2,564	7,692		30,809

44	Community Healthcare Trust | 2024 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
The following table sets forth all outstanding equity awards held by each of our named executive officers at December 31, 2023.

NAME	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Timothy G. Wallace(3)	—	—
David H. Dupuy	209,523	5,581,693
William G. Monroe IV	31,007	826,026
Leigh Ann Stach	222,799	5,935,365
Timothy L. Meyer	78,895	2,101,763
(1)These shares of restricted common stock are subject to five-year or eight-year cliff vesting through 2031, subject to continued employment with the Company on the vesting date.
(2)The market value of unvested restricted common stock is calculated by multiplying the number of unvested shares of restricted common stock held by the applicable named executive officer by the closing price of our common stock on December 31, 2023, which was $26.64.
(3)In accordance with the provisions in Mr. Wallace's employment agreement, as amended, his shares vested upon his death.
STOCK AWARDS VESTED DURING THE YEAR ENDED DECEMBER 31, 2023
The following table sets forth all stock awards vested by each of our named executive officers during the year ended December 31, 2023.

NAME	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Timothy G. Wallace(2)	394,223	14,452,215
David H. Dupuy	—
William G. Monroe IV	—
Leigh Ann Stach(2)	3,927	127,628
Timothy L. Meyer	—
(1)The value realized on vesting is calculated by multiplying the number of vested awards of restricted common stock held by the applicable named executive officer by the average price of our common stock on the day of vesting, or the next trading day if the day of vesting is not a trading day.
(2)Mr. Wallace's and Ms. Stach's value realized on vesting amounts were based on average prices at vesting of $36.66 and $32.50, respectively.

Community Healthcare Trust | 2024 PROXY STATEMENT	45

POST-EMPLOYMENT COMPENSATION
The tables below illustrate the compensation that would have been received by each of the named executive officers assuming the officer had been terminated or had been eligible to retire and had elected to retire on December 31, 2023, and that any additional conditions to vesting of restricted stock awards under restricted stock award agreements had been met. Please see "Compensation Discussion and Analysis- Employment Agreements of Named Executive Officers as of December 31, 2023" for a more detailed discussion regarding the acceleration and treatment of such equity awards.

DAVID H. DUPUY	Voluntary Termination ($)	Not for Cause Termination ($)	Change-in-Control ($)	Death or Disability ($)	Retirement ($)

Cash Severance Benefit(1)	—	3,278,730	3,278,730	—	—
Accelerated Vesting Of Restricted Stock(3)	—	8,417,388	8,417,388	8,417,388	8,417,388
Total Value of Payments	—	11,696,118	11,696,118	8,417,388	8,417,388

WILLIAM G. MONROE IV	Voluntary Termination ($)	Not for Cause Termination ($)	Change-in-Control ($)	Death or Disability ($)	Retirement ($)

Cash Severance Benefit(2)	—	796,800	1,756,800	—	—
Accelerated Vesting Of Restricted Stock(3)	—	1,079,400	1,079,400	1,079,400	1,079,400
Total Value of Payments	—	1,876,200	2,836,200	1,079,400	1,079,400

LEIGH ANN STACH	Voluntary Termination ($)	Not for Cause Termination ($)	Change-in-Control ($)	Death or Disability ($)	Retirement ($)

Cash Severance Benefit(2)	—	1,453,746	2,346,174	—	—
Accelerated Vesting Of Restricted Stock(3)	—	9,340,117	9,340,117	9,340,117	9,340,117
Total Value of Payments	—	10,793,863	11,686,291	9,340,117	9,340,117

TIMOTHY L. MEYER	Voluntary Termination ($)	Not for Cause Termination ($)	Change-in-Control ($)	Death or Disability ($)	Retirement ($)

Cash Severance Benefit(2)	—	1,106,334	1,785,492	—	—
Accelerated Vesting Of Restricted Stock(3)	—	3,615,208	3,615,208	3,615,208	3,615,208
Total Value of Payments	—	4,721,542	5,400,700	3,615,208	3,615,208
(1)Represents the annual base salary at December 31, 2023 for a period of 36-months plus the greater of (1) two times the annual base salary times 0.67 at December 31, 2023 or (2) the average cash bonus for the last two years times two from the date of such termination, payable in monthly installments.
(2)Represents the annual base salary at December 31, 2023 for a period of 12-months plus the greater of (1) two times the annual base salary times 0.33 at December 31, 2023 or (2) the average cash bonus for the last two years times two from the date of such termination, payable in monthly installments.
(3)Based upon the closing price of a share of the Company's Common Stock on the New York Stock Exchange on December 31, 2023 of $26.64.

46	Community Healthcare Trust | 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE TABLE
The table below sets forth executive compensation information and financial performance measures for each of the fiscal years 2023, 2022, 2021, and 2020 for our principal executive officers ("PEOs") and, as an average, for our other named executive officers ("NEOs").

	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)				Value of Initial Fixed $100 Investment Based On:			Company Selected Measure
Year	Timothy G. Wallace ($)	David H. Dupuy ($)	Timothy G. Wallace ($)	David H. Dupuy ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Company TSR(5) ($)	NAREIT All Equity REIT Index TSR(6) ($)	Net Income(7) ($)	Targeted Dividend Payout Ratio(8) (%)

2023	24,793,238	3,533,747	24,959,265	2,076,455	1,932,118	1,170,765	114.62	144.16	7,714,000	74
2022	4,540,328	n/a	1,654,573	n/a	2,304,256	1,356,528	158.89	124.22	22,019,000	74
2021	4,788,861	n/a	5,472,517	n/a	2,191,019	2,374,549	200.40	165.51	22,492,000	78
2020	3,737,563	n/a	5,082,204	n/a	2,165,944	2,732,964	192.54	117.14	19,077,000	87
(1)Represents total compensation as calculated on the Summary Compensation Table ("SCT") for Timothy G. Wallace, who was our CEO and President until his passing on March 3, 2023 and David H. Dupuy, who was appointed as CEO and President on March 6, 2023.
(2)Adjustments to Determine Compensation Actually Paid to Timothy G. Wallace (PEO) for the years 2023, 2022, 2021 and 2020 and to David H. Dupuy (PEO) for the year 2023 are shown in the table below.

	Timothy G. Wallace	David H. Dupuy	Timothy G. Wallace
	2023 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	24,793,238	3,533,747	4,540,328	4,788,861	3,737,563
Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	(1,015,989)	(2,125,913)	(2,820,373)	(3,164,711)	(2,530,931)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year End	—	1,545,147	2,450,331	3,055,580	2,504,933
Increase (Deduction) for Change in Fair Value from Prior Year End to Current Year End of Awards Granted in Prior Years that were Outstanding and Unvested as of Year End	—	(1,387,942)	(3,471,338)	38,081	785,536
Fair Value as of the Vesting Date of Awards Granted and Vested in the Same Year	848,056	—	—	—	—
Increase (Deduction) in Fair Value from the Vesting Date to Prior Year End for Awards Granted in Prior Years that Vested during the Year	319,137	—	—	—	—
Deduction for the Fair Value as of Prior Year End of Awards Forfeited or Cancelled during the Current Year	(264,741)	—	—	—	—
Increase based on Dividends or Other Earnings Paid during the year prior to Vesting Date of Award	279,564	511,416	955,625	754,706	585,103
Total Adjustments	166,027	(1,457,292)	(2,885,755)	683,656	1,344,641
Compensation Actually Paid	24,959,265	2,076,455	1,654,573	5,472,517	5,082,204

Community Healthcare Trust | 2024 PROXY STATEMENT	47

(3)Average Summary Compensation for Year 2023, as calculated on the SCT includes William G. Monroe IV, who served as Chief Financial Officer and Executive Vice President, Leigh Ann Stach, who served as Chief Accounting Officer and Executive Vice President, and Timothy Meyer, who served as Executive Vice President-Asset Management. Average Summary Compensation for Years 2022 and 2021 as calculated on the SCT includes David Dupuy, who served as Chief Financial Officer and Executive Vice President, Leigh Ann Stach, who served as Chief Accounting Officer and Executive Vice President, and Timothy Meyer, who served as Executive Vice President-Asset Management. Average Summary Compensation for Year 2020 as calculated on the SCT includes David Dupuy, who served as Chief Financial Officer and Executive Vice President, Leigh Ann Stach, who served as Chief Accounting Officer and Executive Vice President, and Page Barnes, who served as our Chief Operating Officer and Executive Vice President.
(4)Adjustments to Determine Average Compensation Actually Paid to Non-PEO NEOs are shown in the table below.

	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	1,932,118	2,304,256	2,191,019	2,165,944
Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	(1,235,251)	(1,432,502)	(1,432,215)	(1,485,580)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year End	908,424	1,244,515	1,382,175	1,488,488
Increase (Deduction) for Change in Fair Value from Prior Year End to Current Year End of Awards Granted in Prior Years that were Outstanding and Unvested as of Year End	(703,497)	(1,076,505)	10,338	316,825
Increase (Deduction) in Fair Value from the Vesting Date to Current Year End for Awards Granted in Prior Years that Vested during the Year	(4,320)	—	—	—
Deduction for the Fair Value as of Prior Year End of Awards Forfeited or Cancelled during the Current Year	(10,955)	—	—	—
Increase based on Dividends or Other Earnings Paid during the year prior to Vesting Date of Award	284,246	316,764	223,232	247,287
Total Adjustments	(761,353)	(947,728)	183,530	567,020
Average Compensation Actually Paid	1,170,765	1,356,528	2,374,549	2,732,964
(5)Cumulative TSR for the Company is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of the SEC Regulation S-K), assuming dividend reinvestment, and the difference between the Company's common share price at the end and the beginning of the measurement period by the common share price at the beginning of the measurement period.
(6)Cumulative TSR for the Company's Peer Group (NAREIT All Equity REIT Index) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of the SEC Regulation S-K), assuming dividend reinvestment, and the difference between the NAREIT All Equity REIT Index common share price at the end and the beginning of the measurement period by the common share price at the beginning of the measurement period.
(7)Represents audited Net Income per our Consolidated Statements of Income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.
(8)Targeted dividend payout ratio measured using a target dividend for each year divided by actual AFFO for the trailing four quarters ended June 30 of each year as discussed in more detail in Compensation Discussion and Analysis.

48	Community Healthcare Trust | 2024 PROXY STATEMENT

FINANCIAL PERFORMANCE MEASURES
As described in greater detail in Compensation Discussion and Analysis, beginning on page 19 of this proxy statement, the Company's executive compensation program is designed to directly align the interests of our executive officers with those of the stockholders in a way that encourages prudent decision-making and links compensation to our overall performance. We use a combination of allowing the acquisition of shares of restricted stock in lieu of cash salary, as well as grants of restricted stock for incentive compensation as the primary means of delivering short-term and long-term compensation to our executive officers. We believe that restricted stock with long vesting periods align the interests of executive officers and stockholders and provide strong incentives to our executive officers to achieve long-term growth in our business, grow the value of our common stock and maintain or increase our dividends. For the years 2023, 2022 and 2021, our executive officers elected to receive 100% of their compensation (other than medical benefits and 401k contributions) in shares of restricted stock that cliff vest in 5 or 8 years. The most important financial performance measures used by the Company to link the Company's performance to the compensation of its named executive officers for the most recently completed fiscal year are as follows:

Targeted Dividend Payout Ratio	3 YEAR TSR Relative to our Peer Group	5 YEAR TSR Relative to our Peer Group

ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
While the Company uses various performance measures to align executive compensation to the Company's performance, not all performance measures used are included in the "Pay versus Performance Table" for 2023. Moreover, the Company seeks to incentivize long-term performance and our executives have elected to receive all compensation in shares of restricted stock.
Compensation Actually Paid and Cumulative TSR
Company TSR and NAREIT All Equity REIT Index TSR are computed in accordance with Item 402(v) of Regulation S-K. These metrics are based on dividends and stock prices for each period presented. While the Company's cumulative TSR was (20)%, 28%, 21%, and 64%, respectively, (lower)higher for the years 2023, 2022, 2021 and 2020 than the cumulative TSR for the NAREIT All Equity REIT Index, the Company does not use this metric in determining executive compensation.
Compensation Actually Paid and Net Income
The amount of compensation actually paid to our executive officers is not directly linked to net income. The Company is a growing real estate company with its real estate portfolio as its largest asset. Though real estate over the long-term generally increases in value, the assets are depreciated over the useful life of each asset on our consolidated statements of income in accordance with generally accepted accounting principles. Consequently, depreciation expense continues to grow as our real estate portfolio grows which significantly reduces the Company's net income.
Compensation Actually Paid and Targeted Dividend Payout Ratio
As described in more detail in Compensation Discussion and Analysis, the Company's Performance Award is measured using a targeted dividend for each year divided by actual AFFO for the trailing four quarters ended June 30 of each year. The CPA provides for a payment of a range from 0% to 150% of base salary based on decreasing calculated targeted dividend payout ratios moving from 95% to 80%. The targeted dividend payout ratios resulted in award percentages of 150% for each of the years 2023, 2022 and 2021 and 90% for 2020. Since the CPA targets 50% of each executive officer's base pay, the CPA resulted in bonus payments of 75%, 75%, 75% and 45%, respectively, for the years 2023, 2022, 2021 and 2020. Each of the executive officers elected to take these bonus payments in shares of restricted stock, through the Company's Alignment of Interest Program, that cliff vest in 8 years.

Community Healthcare Trust | 2024 PROXY STATEMENT	49

Compensation Actually Paid and 3-Year TSR Relative to our Peer Group
As described in more detail in Compensation Discussion and Analysis, the Company's 3-year Total Shareholder Return Award is designed to be a long term incentive award based on the Company's total shareholder return, as measured against our peer group for that year. The measurement period for this award is 12 consecutive quarters ended June 30 for each of the years 2023, 2022, 2021, and 2020. The maximum payout for the award is 100% of base salary each year, but ranges from 0% to 100% of base salary. For 2023, 2022, 2021 and 2020, the payout as a percentage of base salary was 25%, 25%, 100% and 100%, respectively, to the Company's PEO and other named executive officers. Awards under this program are issued in shares of restricted stock.
Compensation Actually Paid and 5-Year TSR Relative to our Peer Group
As described in more detail in Compensation Discussion and Analysis, the Company's 5-year Total Shareholder Return Award (1-year Total Shareholder Return Award for the year 2020) is designed to be a long term incentive award based on the Company's total shareholder return, as measured against our peer group for that year. The measurement period for this award is 20 consecutive quarters ended June 30 for each of the years 2023, 2022 and 2021, and 4 consecutive quarters ended June 30 for the year 2020. The maximum payout for the award is 100% of base salary each year, but ranges from 0% to 100% of base salary. For 2023, 2022 and 2021, the 5-year TSR payout as a percentage of base salary was 75%, 100%, and 100%, respectively, to the Company's PEO and other named executive officers. For 2020, the 1-year TSR payout as a percentage of base salary was 75% to the Company's PEO and other named executive officers. Awards under this program are issued in shares of restricted stock.

50	Community Healthcare Trust | 2024 PROXY STATEMENT

Equity Compensation Plan Information
The following table gives information about shares of our common stock that may be issued under our 2014 Incentive Plan as of December 31, 2023.

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)

Equity compensation plans approved by stockholders(1)	—	—	315,617	(2)
Equity compensation plans not approved by stockholders	—	—	333,665	(3)
Total	—	—	649,282
(1)Our 2014 Incentive Plan automatically increases, on an annual basis, the number of shares of common stock available for issuance under the 2014 Incentive Plan to an amount equal to 7% of the total number of shares of common stock outstanding on December 31 of the immediately preceding year. These annual increases are required because of the level of restricted stock, versus cash, we utilize in our compensation methodology and was approved by a vote of our shareholders in 2017.
(2)These 315,617 shares will no longer be available for future issuance upon the termination of the 2014 Incentive Plan on March 31, 2024. After this date, the shares available for future issuance will be 1,150,000 shares under the 2024 Incentive Plan, if such plan is approved by our stockholders at our annual meeting.
(3)These 333,665 shares are reserved under our Alignment of Interest Program for purchase by our employees and directors in exchange for the cash compensation. See "2014 Incentive Plan" beginning on page 25.

Community Healthcare Trust | 2024 PROXY STATEMENT	51

PROPOSAL 2
Approval of Community Healthcare Trust Incorporated 2024 Incentive Plan
On March 4, 2024, each of the Board of Directors and the Compensation Committee of our Board of Directors adopted and approved the 2024 Incentive Plan, which is subject to approval by our stockholders at the annual meeting, to adopt a new equity incentive plan due to the expiration of the 2014 Incentive Plan. The 2024 Incentive Plan implements the following material changes to the previous 2014 Incentive Plan:
•Freezes all awards under the 2014 Incentive Plan as of March 31, 2024, the expiration date of the plan
•Removes the “evergreen provision” which allowed for the incremental, automatic increase in the number of shares of common stock reserved in the Plan Pool
•Restricts the reloading of authorized shares except for those arising from forfeitures of awards
•Maintains the amended change in control definition which removed the original 2014 Incentive Plan's liberal change in control definition
•Increases the number of shares of common stock authorized for issuance under the 2024 Incentive Plan to 1,150,000 shares
•Increases the number of shares that may be awarded in any calendar year to any eligible person from 150,000 shares to 300,000 shares
•Expands the types of awards that may be granted under the 2024 Incentive Plan to include stock options and stock appreciation rights (SARs)
•Extends the right to grant awards under the 2024 Incentive Plan through March 4, 2034
The Board of Directors and the Compensation Committee determined that it was in the best interest of the Company and our stockholders to adopt the 2024 Incentive Plan in light of (1) our Alignment of Interest Program which utilizes restricted stock with long vesting periods to provide strong incentives to our executive officers to achieve long-term growth in our business, (2) our continued desire to utilize our equity to obtain, attract, retain and incentivize qualified employees and directors, and (3) our 2014 Incentive Plan terminates on March 31, 2024 and without approval of the 2024 Incentive Plan we would lose an important element of our compensation program.

Our Board of Directors unanimously recommends a vote "FOR" the approval of the 2024 Incentive Plan
REASONABLE PLAN COSTS
In its determination to recommend that the Board approve the 2024 Incentive Plan, the Compensation Committee considered a number of factors, including the following:
•The 1,150,000 shares being requested is reasonable based on our burn rate for the past three years, as shown below
•The overall plan size would not have a substantially dilutive effect, as shown below
•The stockholder-friendly features of the 2024 Incentive Plan, as described further below

52	Community Healthcare Trust | 2024 PROXY STATEMENT

BURN RATE
The following table sets forth information regarding historical awards granted and earned for the 2021 through 2023 period, and the corresponding burn rate, which is defined as the number of shares subject to awards granted in a fiscal year divided by the weighted-average common shares outstanding for the last three fiscal years:

YEAR	Restricted Shares Granted ($)	Weighted Average Common Shares Outstanding - Basic ($)	Burn Rate (%)

2023	216,662	25,202,448	0.86
2022	201,016	23,630,978	0.85
2021	175,901	23,263,218	0.76
Three Year Average	197,860	24,032,215	0.82
SHARE DILUTION
The table below shows our weighted average common shares outstanding - basic as of December 31, 2023 and estimated dilution calculation:

New Shares Requested	1,150,000
Existing Shares Available	0
Weighted Average Common Shares Outstanding - Basic (1)	25,202,448
Dilution (Basic) (2)	4.6%
(1)Excludes the 1,446,685 unvested restricted shares as shown in Note 8 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023. Of the 1,446,685 unvested restricted shares, 898,017 are award shares and 548,668 are shares that employees acquired in lieu of cash compensation for base salary and annual incentive awards.
(2)Reflects New Shares Requested plus Existing Shares Available divided by weighted average common shares outstanding-basic as of December 31, 2023.
SUMMARY OF THE 2024 INCENTIVE PLAN
The following description is only a summary of the material features of the 2024 Incentive Plan and does not describe all of its provisions. A copy of the 2024 Incentive Plan is included in this Proxy Statement as Appendix A.
General
The 2024 Incentive Plan freezes all future awards under the 2014 Incentive Plan and permits the grant of stock options (including both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance awards, and cash awards.
Shares Subject to the 2024 Incentive Plan
The aggregate number of shares of common stock that may be issued pursuant to awards under the 2024 Incentive Plan is equal to 1,150,000 shares. No more than 300,000 shares may be awarded in any calendar year to any participant. To the extent an award is forfeited, the shares of common stock covered thereby will not be charged against the maximum shares limitations and may again be made subject to award under the 2024 Incentive Plan.

Community Healthcare Trust | 2024 PROXY STATEMENT	53

Plan Administration
The 2024 Incentive Plan is administered by the Compensation Committee of the Board of Directors. All members of the Compensation Committee must be "non-employee directors" as that term is defined under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as defined in Section 162(m) and the regulations promulgated thereunder. The Compensation Committee, acting as the administrator of the 2014 Incentive Plan (in such role the Compensation Committee will be referred to as the "administrator"), will have the discretionary authority, subject to the express limitations of the 2024 Incentive Plan, to grant and determine the terms of awards, interpret plan provisions, and make all other determinations necessary or advisable for plan administration. The administrator may, in its discretion, delegate to one or more members of the Compensation Committee such of its duties, powers and responsibilities as it may determine.
Eligibility
Persons eligible to participate in the 2024 Incentive Plan are employees of the Company or any of its subsidiaries or affiliates and any director, consultant, or other independent contractor providing services to the Company or any of its subsidiaries or affiliates.
Stock Options
A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently, as described under Federal Income Tax Treatment of Awards Under the Plan. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $27.14. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.
Stock Appreciation Rights
A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone (”freestanding rights”) or in tandem with options (”related rights”).
Restricted Stock
A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of shareholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends.
Restricted Stock Units
An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a shareholder. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), which defers settlement of the RSU beyond the vesting date until a future payment date or event set out in the participant’s award agreement. RSUs and DSUs are credited with dividend equivalents unless set forth to the contrary in the award agreement.
Performance Awards
A performance award is an award of shares of common stock or units that are only earned if certain conditions are met. The Committee has the discretion to determine the number of shares of common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and any other terms, conditions, and restrictions of the award.

54	Community Healthcare Trust | 2024 PROXY STATEMENT

Cash Awards
The Committee may grant cash awards that are designated performance compensation awards.
Vesting
The Plan allows for awards subject to either time-based vesting or performance-based vesting or both. Awards subject to time-based vesting have a vesting schedule of one-third of the RSUs awarded on each June 30 over the three-year service period and awards subject to performance-based vesting have a minimum performance period of 3 years. The Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award.
Transferability
Awards under the Plan may not be transferred other than by will or the laws of descent and distribution.
Trading Policy Restrictions
Awards under the 2024 Incentive Plan shall be subject to the Company's Insider Trading Policies and Procedures, as such may be amended and/or restated from time to time.
Termination of Service
In general, unless otherwise provided in a participant's employment agreement or the administrator expressly provides otherwise in an award agreement, upon termination of a participant's employment or other service relationship with the Company or its subsidiaries or affiliates for cause or for a reason other than death or disability, an unvested award will be forfeited without consideration.
Tax Withholding
Upon taxable events with respect to an award, the participant shall pay to the Company the amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. With respect to withholding required upon any taxable event, the Company may elect in its discretion, and participants may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of common stock having a fair market value on the date the tax is to be determined equal to (and shall not exceed) the minimum statutory total tax which could be imposed on the transaction.
Amendments and Termination
The Board of Directors may at any time amend or terminate the 2024 Incentive Plan provided that, no amendment may, without stockholder consent, be made that would (i) change the class of eligible persons under the plan, (ii) increase the number of shares available for issuance under the 2024 Incentive Plan, (iii) increase the aggregate number of shares of common stock that can be granted, or (iv) require approval of the Company's stockholders under the listing requirements of the exchange or trading system through which common stock may be listed or traded at the time of the amendment. Notwithstanding anything to the contrary, the Board of Directors may amend the 2024 Incentive Plan without further approval to the extent necessary under Section 409A of the Code to effectively defer compensation in the manner contemplated under each respective award.
Unless terminated earlier as permitted under the 2024 Incentive Plan, the 2024 Incentive Plan shall terminate on March 4, 2034. No termination of the 2024 Incentive Plan shall adversely affect any award previously granted without the consent of recipient or its permitted transferee.
Adjustments to Awards
As a result of certain transactions (such as any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other change or distribution with respect to the shares of common stock), the plan administrator will make appropriate adjustments to (i) the maximum number and type of shares available for issuance under the 2024 Incentive Plan, (ii) the number and type of shares of common stock, share units or other rights subject to outstanding awards, (iii) the price for each share or unit or other rights subject to then outstanding awards, (iv) the performance targets or goals applicable to any outstanding performance awards to the extent such performance targets or goals are expressed as amounts per share, or (v) any other terms of an award that are affected by such an event.

Community Healthcare Trust | 2024 PROXY STATEMENT	55

Change in Control Provisions
Except as otherwise provided in an award agreement, in the event of a change in control (defined below) in which the surviving entity does not assume or substitute outstanding awards, then all such outstanding awards will become immediately 100% vested. Alternatively, upon a change in control in which the surviving entity does assume or provide substitute awards, then if a participant's employment is terminated by the Company without Cause (as defined in the participant's employment agreement, award agreement or the 2024 Incentive Plan, as applicable) or by the participant for Good Reason (as defined in 2024 Incentive Plan), in either case, within the eighteen (18) month period following a change in control), then any outstanding awards granted under the 2024 Incentive Plan held by such participant shall automatically become fully vested to the extent not previously forfeited. For this purpose "change of control" means a dissolution or liquidation of the Company, a reorganization, merger or consolidation where the Company is not the surviving entity, the sale of substantially all the assets of the Company, an acquisition where the stockholders immediately prior to such transaction would not own immediately after such transaction at least 50% of the voting stock of the surviving corporation. To the extent necessary to satisfy Section 409A of the Code, an event will not constitute a change or control unless is constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of assets of the Company, as described in Section 409A of the Code and the regulations thereunder.
Existing Programs
The compensation programs (as amended) currently underlying our 2014 Incentive Plan, which consist of the Alignment of Interest Program, Executive Officer Incentive Program, and Non-Executive Officer Incentive Program, will carryforward and become programs underlying our 2024 Incentive Plan.
New 2024 Incentive Plan Benefits
The future benefits or amounts that would be received under the 2024 Incentive Plan by executive officers, non-executive officer employees and non-employee directors are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2024 Incentive Plan had been in effect, as amended, would have been discretionary and are, therefore, indeterminable.
Registration Statement
If stockholders approve the 2024 Incentive Plan, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the shares of common stock that may be issuable pursuant to the 2024 Incentive Plan. The registration statement is expected to become effective upon filing.
FEDERAL TAX EFFECTS
The following discussion summarizes certain U.S. federal income tax consequences of transactions under the 2024 Incentive Plan. This discussion does not describe all U.S. federal income tax consequences under the 2024 Incentive Plan, nor does it describe state, local, foreign tax or all U.S. federal non-income tax consequences. Participants should consult their own tax advisors about potential tax consequences of participating in the 2024 Incentive Plan.
Nonqualified Stock Options
The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.
Incentive Stock Options (ISOs)
The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold.

56	Community Healthcare Trust | 2024 PROXY STATEMENT

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.
If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.
SARs
The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.
Restricted Stock and Performance Shares
Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance share awards will not result in taxable income to the participant. When the restrictions (the risk of forfeiture) lapses, a participant generally will have ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any.
A participant may make an election under Section 83(b) of the Code to be taxed on shares of stock at the time they are acquired rather than later, when the substantial risk of forfeiture lapses. This so-called "83(b) election" must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, the participant will realize ordinary income equal to the fair market value of the shares as of the time of such transfer, less any amount paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If the participant makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2024 Incentive Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer of such shares to the participant. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits shares, the tax loss realized as a result of the forfeiture is limited to the excess of the amount paid by the participant to acquire the shares (if any) over the amount (if any) reimbursed in connection with the forfeiture.
RSUs and PSUs
The grant of an RSU or PSU will not result in taxable income to the participant. When the RSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.
Section 409A
Awards under the 2024 Incentive Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted awards may be modified at any time, in the administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties.
Section 162(m) and Limits on the Company's Deductions
Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

Community Healthcare Trust | 2024 PROXY STATEMENT	57

Certain Change in Control Payments
Under the Code, the vesting and payments of awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payment, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including some recognized by reason of the granting, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the corporation.
REQUIRED VOTE
Approval of the 2024 Incentive Plan requires the affirmative vote of a majority of the shares of common stock cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

58	Community Healthcare Trust | 2024 PROXY STATEMENT

PROPOSAL 3
Non-Binding Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company's stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
As discussed in the Compensation Discussion and Analysis section of this proxy statement beginning on page 19, the Company's executive compensation policies are designed to align the interests of the named executive officers with the interests of our shareholders, link executive compensation to the Company's overall performance, and attract, retain, and motivate our named executive officers. The Board believes that its executive compensation programs have been effective at appropriately aligning pay and Company performance, promoting the achievement of the long-term positive results in its performance criteria, and enabling the Company to attract and retain talented executives within its industry.
Further, the Board believes it has been responsive to shareholder feedback since last year's "say-on-pay" vote as seen in the significant changes we made to our executive officer compensation program in January 2024. These changes are discussed further in the New 2024 Named Executive Officer Compensation Program section of this Proxy Statement beginning on page 33.
The Board is asking stockholders to indicate their support for the named executive officer compensation described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to express views on the Company's executive compensation for its named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the policies and procedures described in this proxy statement. Accordingly, the Board asks stockholders to vote "FOR" the following resolution:
RESOLVED, that the stockholders of Community Healthcare Trust Incorporated approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2024 annual meeting of stockholders.
Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Board will carefully review the results of the vote. The Compensation Committee will also carefully consider stockholders' concerns when designing future executive compensation programs.

Our Board of Directors unanimously recommends a vote "FOR" the resolution approving the compensation of the Company's named executive officers.
Required Vote
The affirmative vote of a majority of the shares cast on the matter is required to approve, on an advisory basis, the say on pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

Community Healthcare Trust | 2024 PROXY STATEMENT	59

PROPOSAL 4
Ratification of the Appointment of BDO USA, P.C. as Our Independent Registered Public Accountants for 2024
General
We are asking our stockholders to ratify the selection of BDO USA, P.C. as our independent registered public accountants for 2024. Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of stockholder concern and thus are submitting the selection of BDO USA, P.C. for ratification by stockholders as a matter of good corporate practice.
The Audit Committee appointed BDO USA, P.C. to serve as our independent registered public accountants for the 2023 fiscal year and has appointed BDO USA, P.C. to serve as our independent registered public accountants for the 2024 fiscal year. A representative of BDO USA, P.C. is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. BDO USA, P.C. has served as our independent registered public accountants since 2015.

Our Board of Directors unanimously recommends a vote "FOR" the ratification of BDO USA, P.C. as our independent registered public accountants for 2024.
Audit and Non-Audit Services
Fees related to services performed for us by BDO USA, P.C. in fiscal years 2023 and 2022 are as follows:

	2023 ($)	2022 ($)

Audit Fees(1)	717,005	714,456
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	717,005	714,456
(1)Audit fees include fees and expenses associated with the audit of our financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and services provided in connection with registration statements and periodic reports filed with the Securities and Exchange Commission. Audit fees for 2023 include fees associated with registration statements totaling $91,067 and fees related to auditing our internal control over financial reporting. Audit fees for 2022 include fees associated with registration statements totaling $122,655 and fees related to auditing our internal control over financial reporting.
In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit and tax services (including the fees and terms of those services) to be performed for us by our independent registered public accountants prior to their engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.

60	Community Healthcare Trust | 2024 PROXY STATEMENT

Required Vote
The affirmative vote by a majority of the votes cast at the annual meeting is required for the ratification of the appointment of BDO USA, P.C. as our independent registered public accountants. Abstentions will have no effect on this proposal. If our stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain BDO USA, P.C. and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.
Report of the Audit Committee
The information provided in this section shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of our internal controls over financial reporting. The internal auditors are responsible to the Audit Committee and the Board of Directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board of Directors determine.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2023 and management's assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2023. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under PCAOB auditing standards including, without limitation, the matters required to be discussed by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants' communications with the Audit Committee concerning independence, discussed with the independent registered public accountants their independence from management and the Company, and considered the compatibility of non-audit services with the auditors' independence.
The Audit Committee discussed with our internal and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their understanding of our internal controls, and the overall quality of our financial reporting.
In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our annual report to stockholders for filing with the SEC.

Community Healthcare Trust | 2024 PROXY STATEMENT	61

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that BDO USA, P.C. is in fact "independent."
Audit Committee:
Robert Hensley (Chairman)
Cathrine Cotman
Claire Gulmi

62	Community Healthcare Trust | 2024 PROXY STATEMENT

Beneficial Ownership of Shares of Common Stock
DIRECTORS, EXECUTIVE OFFICERS AND OTHER STOCKHOLDERS
As of February 29, 2024, we had 45 stockholders of record. Except as otherwise stated in a footnote, the following table presents certain information regarding the beneficial ownership of our common stock as of February 29, 2024 by: (i) the persons known by us to own beneficially more than 5% of our common stock; (ii) each of our directors, nominees for director and named executive officers; and (iii) all of our directors, nominees for director, and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.
The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, the business address of all the individuals and entities is c/o Community Healthcare Trust Incorporated, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. No common stock beneficially owned by any director or named executive officer has been pledged as security for a loan.

NAME OF BENEFICIAL OWNER	Number of Shares Beneficially Owned (#)		Percentage of All Shares (%)(1)

5% Stockholders
BlackRock, Inc.	4,763,930	(2)	17.2
The Vanguard Group, Inc.	2,898,621	(3)	10.5
State Street Corporation	1,673,756	(4)	6.0
Directors and Director Nominees
Cathrine Cotman	9,885		*
Alan Gardner	58,396		*
Claire Gulmi	32,189		*
Robert Hensley	55,471		*
Lawrence Van Horn	39,877		*
Named Executive Officers
David H. Dupuy	341,570		1.2
William G. Monroe IV	59,505		*
Leigh Ann Stach	364,329		1.3
Timothy L. Meyer	149,138		*

Community Healthcare Trust | 2024 PROXY STATEMENT	63

NAME OF BENEFICIAL OWNER	Number of Shares Beneficially Owned (#)	Percentage of All Shares (%)(1)

All Directors and Executive Officers as a Group (9 persons total)	1,110,360	4.0
Other Officers and Employees	409,941	1.5
*Less than 1% of the outstanding shares of common stock.
(1)Based on 27,691,036 shares of common stock outstanding on February 29, 2024.
(2)Based on a Schedule 13G/A filed with the SEC on January 19, 2024, BlackRock, Inc. has sole voting power with respect to 4,684,170 shares of common stock and sole dispositive power with respect to 4,763,930 shares of common stock. A subsidiary of BlackRock, Inc., BlackRock Fund Advisors, beneficially owns 5% or greater of the outstanding shares of common stock reported on BlackRock's Schedule 13G/A. BlackRock, Inc. is located at 50 Hudson Yards, New York, NY 10001.
(3)Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc. has shared voting power with respect to 59,233 shares of common stock, sole dispositive power with respect to 2,816,507 shares of common stock and shared dispositive power with respect to 82,114 shares of common stock. The Vanguard Group, Inc. is located at 100 Vanguard Boulevard, Malvern, PA 19355.
(4)Based on a Schedule 13G/A filed with the SEC on January 30, 2024, State Street Corporation has shared voting power with respect to 1,360,152 shares of common stock and shared dispositive power with respect to 1,671,356 shares of common stock. State Street Corporation is located at State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.

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Certain Relationships and Related Party Transactions
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Audit Committee has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Under our policy, a related party transaction is a transaction between the Company and a related party (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than transactions available to all employees generally or involving less than $5,000 when aggregated with similar transactions. "Related parties" include (i) an officer or director of the Company, (ii) a person who is an immediate family member of an officer or director; (iii) an entity which is owned or controlled by an officer or director or an immediate family member of an officer or director, or an entity in which an officer or director or an immediate family member of an officer or director is deemed to have a substantial ownership interest or control of such entity by virtue of such person owning more than 20% of such entity; and (iv) any person known to be the beneficial owner of more than 5% of any class of the Company's voting securities. Members of an officer's or director's immediate family include such officer's or director's spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any other person sharing the household of such officer or director. For purposes of this policy, officers are defined as "executive officers" under applicable guidelines of the SEC. Additionally, a "Related Party" may be a person or entity that proposes to enter into a transaction with the Company if the Audit Committee finds that such transaction would require disclosure under Item 404 of Regulation S-K.
Our related party transaction policy is administered by our Audit Committee. At each fiscal year's first regularly-scheduled Audit Committee meeting, management or the ESG Committee, as applicable, will provide the Audit Committee with detailed information concerning all related party transactions, if any, then known by management to be entered into or to be continued by the Company for the fiscal year. Under the related party transactions policy, there is a general presumption that a related party transaction with the Company will not be approved by the Audit Committee. However, the Audit Committee may approve a related party transaction if: (i) the Audit Committee finds that the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; and (ii) the Audit Committee finds that it has been fully apprised of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that the Company is warranted entering into the related party transaction and has developed an appropriate plan to manage the potential conflicts of interest. The Audit Committee will consider each proposed related party transaction and may approve the Company's entering into or continuing such related party transaction if the transaction satisfies the guidelines set forth above.
RELATED PARTY TRANSACTIONS
Pursuant to its authority and based on discussions with management and BDO USA, P.C., the Audit Committee has determined that there have been no related party transactions requiring disclosure under Item 404(a) of Reg. S-K.
LEGAL PROCEEDINGS
We are not aware of any current legal proceedings involving any of our directors, director nominees, or executive officers and either the Company or any of its subsidiaries.

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Stockholder Proposals for the 2025 Annual Meeting
At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board may submit other matters to the stockholders for action at the annual meeting. Stockholders may also submit proposals for action at the annual meeting.
Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2025 annual meeting of stockholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2025 annual meeting is held within 30 days of May 2, 2025, stockholder proposals must be received by William G. Monroe IV, Corporate Secretary, at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee, 37067, no later than 5:00 p.m., Eastern Time on November 14, 2024 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting.
Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2025 annual meeting of stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than on October 15, 2024, nor later than 5:00 p.m., Eastern Time, on November 14, 2024, together with all supporting documentation required by our Bylaws. For more complete information on these requirements, please refer to our Bylaws.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025.

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Other Matters
As of the date of this proxy statement, management does not know of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY PHONE OR, IF YOU REQUEST WRITTEN PROXY MATERIALS BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K. Requests should be mailed to William G. Monroe IV, Corporate Secretary, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. You may also access our Annual Report on Form 10-K on the investor relations webpage of our Internet website, http://investors.chct.reit.
By Order of the Board of Directors,
William G. Monroe IV
Secretary
March 14, 2024

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Appendix A — Community Healthcare Trust Incorporated 2024 Incentive Plan
COMES NOW, Community Healthcare Trust Incorporated (the "Corporation”), this 4th day of March, 2024, to adopt the Community Healthcare Trust Incorporated 2024 Incentive Plan (the “Plan”) to be effective on the Effective Date as defined below.
WHEREAS, the Corporation previously established the 2014 Incentive Plan (the “2014 Plan”), which provided for the award of restricted stock, restricted stock units, and cash bonuses to employees, directors and consultants in order to advance the interests of the Corporation and its Subsidiaries and Affiliates (together, “CHCT”), by stimulating the efforts of employees, directors and consultants, increasing their desire to continue in their employment with or services to CHCT, assisting CHCT in competing effectively with other enterprises for the services of its employees, directors, and others necessary for the continued improvement of operations, and attracting and retaining the best possible personnel for service as employees, officers, and directors of the Corporation and its affiliates and subsidiaries;
WHEREAS, the 2014 Plan is set to expire on March 31, 2024, and presently has a small number of shares of Common Stock available for Award; therefore, the Corporation desires to (i) freeze all future Awards under the 2014 Plan; (ii) adopt the new Plan; and (iii) authorize 1,150,000 shares to be reserved under the Plan.
NOW, THEREFORE, the Corporation hereby adopts the Plan, as follows:
1.PURPOSE.
The purpose of the Plan is to promote the interests of CHCT and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Corporation and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Corporation; (iv) encouraging ownership of stock in the Corporation by such individuals; and (v) linking their compensation to the long-term interests of the Corporation and its shareholders. Toward this objective, the Committee may grant stock options, SARs, Stock Awards, Units, cash bonuses and other incentive awards to Employees of CHCT on the terms and subject to the conditions set forth in the Plan. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant stock options to employees as either “incentive stock options” within the meaning of Code Section 422(b) or “non-qualified stock options”. In addition, this Plan is intended to enable CHCT to effectively attract, retain, and reward Outside Directors by providing for grants of Outside Director Awards to Outside Directors. No Award under this Plan (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
2.DEFINITIONS.
2.1“Affiliate” means any entity (other than the Corporation and any Subsidiary) that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of equity of that entity or at least 20% of the ownership interests in that entity.
2.2“Award” means any form of Option, SAR, Stock Award, Units, cash bonus, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

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2.3“Award Agreement” means a written notice from the Corporation to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.
2.4“Board” means the Board of Directors of the Corporation.
2.5“Cause” unless otherwise set forth in an Employment Agreement, means involuntary termination of a Participant’s employment or services due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of CHCT, (ii) commission of an act of fraud, embezzlement, or material dishonesty against CHCT, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from CHCT detailing the acts of neglect.
2.6“Change In Control” means the first to occur of any of the following:
a.any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities;
b.at any time during any 24-month period at least a majority of the members of the Board shall cease to consist of “continuing directors” (meaning directors of the Corporation who either were directors prior to such 24-month period or who subsequently became directors and whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such 24-month period); or
c.the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation’s chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board); or
d.the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.
Notwithstanding the foregoing, (i) to the extent necessary to satisfy Section 409A of the Code, an event will not constitute a Change in Control unless it constitutes a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation ,

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as described in Section 409A of the Code and the regulations thereunder, and (ii) the Board may determine, if it deems it to be in the best interest of the Corporation and consistent with a good faith interpretation of this Plan, that an event or events otherwise constituting a Change of Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of all directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes under this Plan.
2.7“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8“Committee” means the Compensation Committee of the Board, or any other committee designated by the Board, authorized to administer the Plan under Section 3 of this Plan. The Committee shall consist of not less than 2 members who shall be appointed by, and shall serve at the pleasure of, the Board. The directors appointed to serve on the Committee shall be: (i) “independent” within the meaning of the listing standards of any securities exchange or automated quotation system upon which the Common Stock is listed or quoted; and (ii) “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Exchange Act). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.
2.9“Common Stock” means common stock, par value $0.01 per share, of the Corporation.
2.10“Consultant” shall mean any consultant to the Corporation or its Subsidiaries or Affiliates.
2.11“Director” means an individual who is a member of the Board.
2.12“Disability” unless set forth to the contrary in an Employment Agreement, means a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of CHCT. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering Employees or Directors of CHCT provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the plan administrator, the Participant must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.
2.13“Effective Date” is defined in Section 6.
2.14“Employee” means an employee or prospective employee of the Corporation, a Subsidiary or an Affiliate.
2.15“Employment Agreement” means a written agreement between CHCT and the Participant which (i) sets forth the terms and conditions of the Participant's employment with or services to CHCT, or (ii) contains any restrictive covenants such as confidentiality or non-competition or non-solicitation provisions.

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2.16“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.
2.17“Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 2.30.
2.18“Fair Market Value” means the closing price of the shares of Stock on a national securities exchange on which it is principally traded on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on a national securities exchange but are traded in the over-the-counter market, Fair Market Value of Stock means the closing “asked” price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such “asked” price is not available, the last sales price on such day or, if no shares of Stock were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service. If the Stock is traded neither on a national securities exchange nor in the over-the-counter market, the Fair Market Value of Stock shall be determined based upon such factors as the Board or Committee, as applicable, shall reasonably deem appropriate, including without limitation prices or values at which the Stock has most recently been issued to third parties or redeemed or purchased from shareholders, and which shall be in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv).
2.19“Good Reason” means, in the first 18 months following a Change in Control, a Participant’s voluntary termination of employment or services within the 180 days of the occurrence one or more of the following conditions, provided, the Participant notified CHCT of such condition within 90 days of its occurrence and CHCT did not remedy such condition within 30 days:
a.a material diminution in the Participant’s authority, duties, or responsibilities;
b.a material diminution in the Participant’s base compensation as in effect on the date of the Change in Control; or
c.the required relocation of the Participant to a place of work more than 35 miles from the place of work in effect as of the Change in Control.
2.20“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.21“Incentive Stock Option” means an option to purchase Common Stock from the Corporation that is granted under Section 8 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
2.22“Non-Qualified Stock Option” shall mean an option to purchase Common Stock from the Corporation that is granted under Section 8 or 24 of the Plan and is not intended to be an Incentive Stock Option.

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2.23“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
2.24“Outside Director” means a member of the Board who is not an officer or employee of CHCT.
2.25“Outside Director Award” means either a Director Option or a Director Stock Award or combination thereof awarded to an Outside Director under Section 24.
2.26“Participant” means any individual to whom an Award has been granted by the Committee under this Plan.
2.27“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
2.28“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a cash Award.
2.29“Performance Share Award” means any Award granted pursuant to Section 11 hereof.
2.30“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Corporation during a Performance Period, as determined by the Committee.
2.31“Restricted Award” means any Award granted pursuant to Plan Section 10.
2.32“SAR” is an Award that shall entitle the recipient to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, a payment equal to the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
2.33“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
2.34“Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 as a result of the Participant's position with CHCT.
2.35“Stock Award” means an Award granted pursuant to Section 10 in the form of shares of Common Stock or restricted shares of Common Stock.
2.36“Subsidiary” means a corporation or other business entity in which CHCT or any Affiliate, directly or indirectly, has an ownership interest of 50% or more.
2.37“Units” means units of Restricted Stock as defined in Section 10.1.
3.ADMINISTRATION.
The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to: (a) interpret the Plan; (b) establish any rules and regulations it deems necessary for the proper operation and administration of the Plan; (c) select persons to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether an Option, SAR, Stock Award, Unit, cash bonus, or other incentive award established by the Committee, the number of shares subject to the Award, all the terms, conditions, restrictions and limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award

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Agreement; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant's termination of employment or when that action or actions would be in the best interests of CHCT; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.2, which the Committee determines are consistent with the Plan's purpose; and (i) take all other action it deems necessary or advisable for the proper operation or administration of the Plan. Subject to Section 21, the Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of CHCT or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding, and conclusive on all persons, including CHCT and Participants.
The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of CHCT under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders.
4.ELIGIBILITY.
Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 24.
5.NUMBER OF SHARES AVAILABLE.
Subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including Incentive Stock Options) during its term shall not exceed 1,150,000 shares. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the related shares or settlement in cash, shall be available again for grant under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Corporation to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 16 hereof, no Participant may receive Awards, Options, SARs or any combination thereof during any 12-month period with respect to more than 300,000 shares of Common Stock. For purposes of this limitation, forfeited, canceled or repriced shares granted to a Participant in any given calendar year shall continue to be counted against the maximum number of shares that may be granted to that Participant in that calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares, treasury shares or shares reacquired by the Corporation in any manner.
6.EFFECTIVE DATE; TERM.
The Plan is effective March 4, 2024 (“Effective Date”), the date on which the Board of CHCT approved the Plan, subject to the approval of the Plan by at least a majority vote of shareholders voting in person or by proxy at a duly held shareholders' meeting on May 2, 2024. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan. This Plan shall remain in effect until terminated by action of the Board.
7.PARTICIPATION.
The Committee shall select, from time to time, Participants from those Employees, Directors, and Consultants who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

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8.STOCK OPTIONS.
8.1Grants. Awards may be granted in the form of Options. Options may be Incentive Stock Options, other tax-qualified stock options, or Non-Qualified Stock Options, or a combination of any of those.
8.2Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at the times determined by the Committee. The Committee also shall determine the performance or other conditions, if any, which must be satisfied before all or part of an Option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted in the case of Incentive Stock Options when the Employee to whom the option is to be granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of CHCT or of any of its Subsidiaries (a “Ten Percent Owner”), and in the case of all Options other than Incentive Stock Options, not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Each Option shall expire not later than 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Owner, not later than 5 years) from its date of grant.
8.3Restrictions Relating to Incentive Stock Options. Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, Incentive Stock Options may only be granted to Employees who are employees of the Corporation or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Corporation or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code). Except with respect to Ten Percent Owners, each Incentive Stock Option shall expire not later than 10 years from its date of grant. No Incentive Stock Option may be exercisable more than three (3) months after a Participant ceases to be an Employee.
8.4Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish other terms, conditions, restrictions, and limitations, if any, on any Option, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, Options may provide for the automatic granting of new options (“reload options”) at the time of exercise.
8.5Exercise. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements, so long as they do not in any way conflict with the requirements of applicable law), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants. If, however, shares of Common Stock are used to pay the Exercise Price of an Option, those shares must have been held by the Participant for at least 6 months (or any shorter or longer period necessary to avoid a charge to CHCT's earnings for financial reporting purposes).

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9.STOCK APPRECIATION RIGHTS.
9.1Grants. Awards may be granted in the form of SARs. The SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. In the case of SARs granted in tandem with Options granted prior to the grant of the SARs, the appreciation in value is the difference between the option price of the related stock option and the Fair Market Value of the Common Stock on the date of exercise.
9.2Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of that SAR (the base from which the value of the SAR is measured at its exercise) shall be the Exercise Price under the related Option. If a related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by the exercise.
9.3Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in the installments and at the times determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed 10 years. The Exercise Price of a Freestanding SAR shall also be determined by the Committee; however, that price shall not be less than 100% of the Fair Market Value on the date of grant of the Freestanding SAR of the number of shares of Common Stock to which the Freestanding SAR relates. The Committee also shall determine the Qualified Performance Measures or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.
9.4Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.
9.5Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.
10.RESTRICTED AWARDS.
A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 10, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
10.1Restricted Stock and Restricted Stock Units.
a.Each Participant shall be provided an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Corporation or in escrow rather

Community Healthcare Trust | 2024 PROXY STATEMENT	75

than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Corporation (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. Unless otherwise stated in the Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.
b.The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee or as otherwise set forth in the Award Agreement, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be paid as set forth in the Award Agreement, which date shall not be later than the March 15th of the calendar year following the year in which the Units vest.
10.2Award Restrictions.
a.Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement and/or Employment Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement and/or Employment Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
b.Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement and/or Employment Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
c.The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

76	Community Healthcare Trust | 2024 PROXY STATEMENT

10.3Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.
10.4Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 10.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Corporation shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.
10.5Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Corporation deems appropriate.
10.6Compliance with Law. Notwithstanding any other provision of this Section 10, Stock Awards may be issued only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. CHCT may include shares of Restricted Stock in a registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency.
11.PERFORMANCE SHARE AWARDS.
Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 11, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.
11.1Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

Community Healthcare Trust | 2024 PROXY STATEMENT	77

12.PLAN CASH BONUSES.
While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms, and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no cash bonus awarded pursuant to the Plan shall be paid later than 2 ½ months after the end of the calendar year in which such bonus was earned.
13.PAYMENT OF AWARDS.
At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property the Committee shall determine. In addition, payment of Awards may include terms, conditions, restrictions, and limitations, if any, the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions.
14.TERMINATION OF EMPLOYMENT.
If a Participant's employment with CHCT terminates for Cause or for a reason other than death or Disability, or any other approved reason, then, to the maximum extent allowed by applicable law, all unexercised, unvested, unearned, and unpaid Awards, including without limitation, Awards earned but not yet paid, shall be canceled or forfeited, as the case may be, unless the Participant's Award Agreement or Employment Agreement provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute Disability, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of a Participant's death, Disability, or termination for an approved reason.
15.NO ASSIGNMENT.
No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant, no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully designated representative of the Participant in the case of a permanent Disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.
16.CAPITAL ADJUSTMENTS.
The number and price of shares of Common Stock covered by each Award and Outside Director Award and the total number of shares of Common Stock that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock, or any recapitalization of CHCT. In the event of any merger, consolidation, reorganization, liquidation, or dissolution of CHCT, or any exchange of shares involving the Common Stock, any Award or Outside Director Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award or Outside Director Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this Section 16 to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards or Outside Director Awards held by the Participants or Outside Directors, as the case may be, immediately following the change is the same as that value immediately prior to the change.

78	Community Healthcare Trust | 2024 PROXY STATEMENT

17.WITHHOLDING TAXES.
CHCT shall have the power and the right to deduct or withhold, or require a Participant to remit to CHCT, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event, CHCT may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having CHCT withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to (and shall not exceed) the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.
18.NONCOMPETITION; CONFIDENTIALITY.
Unless otherwise provided in an Employment Agreement, the restrictive covenants of this Section 18 shall apply to all Awards. For purposes of this Section 18, “CHCT” shall include any Subsidiary or Affiliate employing the Participant. A Participant will not, without the written consent of CHCT, either during or after his or her employment by CHCT, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of CHCT, except as such disclosure or use may be required in connection with his or her work as an employee of CHCT, or as demanded by a subpoena issued by a court of competent jurisdiction, if the Participant gives notice of the demand to CHCT as soon as reasonably possible after receipt of the subpoena. The confidential information of CHCT includes, but is not limited to, all technology, recipes, business systems and styles, customer lists, and all other CHCT proprietary information not generally known to the public. During Participant's employment by CHCT, he or she will not, either as principal, agent, consultant, employee, or otherwise, engage in any work or other activity in competition with CHCT in the field or fields in which he or she has worked for CHCT. Unless the Award Agreement specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards if, in the determination of the Committee, the Participant has violated the restrictive covenants (confidentiality, non-competition, and/or non-solicitation) set forth in this Section 18, and in that event any further payment or other action with respect to any Award shall be made or taken, if at all, in the sole discretion of the Committee.
19.REGULATORY APPROVALS AND LISTINGS.
Notwithstanding anything contained in the Plan to the contrary, CHCT shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of shares of Common Stock prior to (a) the obtaining of any approval from any governmental agency which CHCT shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of the shares to quotation or listing on the automated quotation system or stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of the shares under any State or Federal law or ruling of any governmental body that CHCT shall, in its sole discretion, determine to be necessary or advisable.
20.PLAN AMENDMENT.
Except as provided in Section 23, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing Options or otherwise increase the benefits accruing to Participants or Outside Directors, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to shareholder approval; and, the Board or Committee may condition any amendment or modification on the approval of shareholders of CHCT if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

Community Healthcare Trust | 2024 PROXY STATEMENT	79

21.AWARD AMENDMENTS.
Except as provided in Section 23, the Committee may amend, modify, or terminate any outstanding Award or Outside Director Award without approval of the Participant or Outside Director, as applicable; however:
a.except as otherwise provided in Section 20, subject to the terms of the applicable Award Agreement, an amendment, modification, or termination shall not, without the Participant's or Outside Director's consent, as applicable, reduce or diminish the value of the Award or Outside Director Award determined as if the Award or Outside Director Award had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs), or otherwise settled on the date of that amendment or termination;
b.the original term of any Option, SAR, or Unit may not be extended without the prior approval of the shareholders of CHCT;
c.except as otherwise provided in Section 16 of the Plan, the exercise price of any Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of CHCT; and
d.no termination, amendment, or modification of the Plan shall adversely affect any Award or Outside Director Awards previously granted under the Plan, without the written consent of the affected Participant or Outside Director.
22.GOVERNING LAW.
This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except as superseded by applicable Federal law.
23.CHANGE IN CONTROL.
Unless stated otherwise in an Award Agreement or Employment Agreement, the provisions of this Section 23 will apply to outstanding Awards at the time of a Change in Control to the extent of rights under such Awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 23.1) for those outstanding under the Plan.
23.1No Assumption of Awards. In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such Awards and does not substitute similar awards for those outstanding under the Plan, then all Awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited.
23.2Assumption of Awards. In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes Awards outstanding under the Plan at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Article 23 for those outstanding under the Plan), and the employment or service of a Participant is terminated without Cause or by the Participant for Good Reason within eighteen (18) months after the effective date of the Change in Control event, all Awards held by such Participant shall become fully vested to the extent not previously forfeited.

80	Community Healthcare Trust | 2024 PROXY STATEMENT

23.3Miscellaneous. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Option to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.
24.AWARDS TO OUTSIDE DIRECTORS.
24.1Other Payments. The Board may provide that all or a portion of an Outside Director's annual retainer, meeting fees, and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of an Outside Director) in the form of Non-Qualified Stock Options, Stock Awards, Units, and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
24.2Awards Under Plan. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 8, 9, 10, and 11 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.
25.NO RIGHT TO EMPLOYMENT OR PARTICIPATION.
The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement or other document evidencing such Award. Participation in the Plan shall not give any Participant any right to remain in the employ or service, or to serve as a director, of the Corporation or any Subsidiary or Affiliate. The Corporation or, in the case of employment with a Subsidiary or Affiliate, the Subsidiary or Affiliate, reserves the right to terminate the employment or service of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.
26.NO RIGHT, TITLE, OR INTEREST IN CORPORATION ASSETS.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant's name, and, in the case of restricted shares of Common Stock or Units, such rights are granted to the Participant under Section 10.3 hereof. To the extent any person acquires a right to receive payments from the Corporation under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or to make payments in lieu of, or with respect to, Plan Awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.
27.SECURITIES LAWS.
With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, if applicable. To the extent any provision of the Plan or action by the Committee fails so to comply, if applicable, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Community Healthcare Trust | 2024 PROXY STATEMENT	81

28.REQUIRED WRITTEN REPRESENTATIONS.
The Committee may require each person purchasing shares pursuant to an Option or other Award under the Plan to represent to and agree with the Corporation in writing that the optionee or Participant is acquiring any shares of Common Stock without a view to their distribution. The certificates for shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and CHCT assumes no responsibility for compliance with any such laws or rules pertaining to a Participant's resale of any shares of Common Stock acquired pursuant to this Plan.
29.NON-EXCLUSIVE ARRANGEMENT.
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.
30.LIMITS ON LIABILITY AND INDEMNIFICATION.
The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Corporation) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section, the Committee member must inform the Corporation in writing of the claim and offer the Corporation the opportunity, at its own expense, to handle and defend the matter.

82	Community Healthcare Trust | 2024 PROXY STATEMENT

Appendix B — Reconciliation of Non-GAAP Financial Measures
Funds from operations, ("FFO"), as defined by NAREIT, and adjusted funds from operations ("AFFO"), are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairments of real estate, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.
The Company's AFFO is defined as FFO, excluding non-cash income and expenses, such as amortization of stock-based compensation, the effects of straight-line rent, and other non-cash items from time to time. The Company considers AFFO to be a useful supplemental measure to evaluate the Company's operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions.
Net operating income ("NOI") is a key performance indicator. NOI is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, gains or losses on the sale of real estate properties or other investments, interest expense, deferred income tax expense, and interest and other income, net. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. The Company's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing NOI.

The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, impairment of real estate, and gains, losses and impairment of incidental assets, straight-line rent and amortization of stock-based compensation, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and AFFO can facilitate comparisons of operating performance between periods. The Company reports FFO and AFFO per share because these measures are observed by management to be some of the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share, as defined by NAREIT, is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and AFFO per share. However, neither FFO or AFFO represents cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO and AFFO should not be considered alternatives to net income attributable to common stockholders or as indicators of the Company's operating performance or as alternatives to cash flow from operating activities as measures of liquidity. The table below reconciles net income to FFO and AFFO.

Community Healthcare Trust | 2024 PROXY STATEMENT	83

COMMUNITY HEALTHCARE TRUST INCORPORATED RECONCILIATION OF FFO and AFFO
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Year Ended December 31,
	2023 ($)	2022 ($)	2021 ($)

Net income	7,714	22,019	22,492
Real estate depreciation and amortization	40,103	32,602	30,624
Gain on sale of depreciable real estate	—	—	(237)
Impairment of real estate asset	102	—	—
Total adjustments	40,103	32,602	30,387
Funds from Operations (FFO)	47,817	54,621	52,879
Straight-line rent	(3,052)	(3,444)	(3,569)
Stock-based compensation	8,166	9,415	7,164
Accelerated amortization of stock-based compensation (1)	11,799	—	—
Net gain from insurance recovery on casualty loss	(706)	—	—
Adjusted Funds from Operations (AFFO)	64,024	60,592	56,474
FFO per Diluted Common Share	1.86	2.24	2.20
AFFO Per Diluted Common Share	2.49	2.49	2.35
Weighted Average Common Shares Outstanding-Diluted (2)	25,752	24,379	24,012
(1)Upon the passing of our former CEO and President in the first quarter of 2023, the Company accelerated the amortization of stock-based compensation totaling $11.8 million, impacting FFO per diluted share by $0.46 for the year ended December 31, 2023 .
(2)Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

84	Community Healthcare Trust | 2024 PROXY STATEMENT

COMMUNITY HEALTHCARE TRUST INCORPORATED RECONCILIATION OF NOI
(Unaudited; Dollars and shares in thousands)

	Year Ended December 31,
	2023 ($)	2022 ($)	2021 ($)

Net income	7,714	22,019	22,492
General and administrative (1)	15,539	14,837	12,113
Accelerated amortization of deferred compensation	11,799	—	—
Depreciation and amortization	39,693	32,339	30,401
Gain on sale of depreciable real estate	—	—	(237)
Impairment of real estate asset	102	—	—
Interest expense	17,792	11,873	10,542
Deferred income taxes	306	41	167
Interest and other income, net	(813)	(66)	(57)
NOI	92,132	81,043	75,421
(1)2023 excludes accelerated amortization of stock-based compensation shown as a separate line in the reconciliation above.

Community Healthcare Trust | 2024 PROXY STATEMENT	85

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Cathrine Cotman 02) David Dupuy 03) Alan Gardner 04) Claire Gulmi 05) Robert Hensley
06) Lawrence Van Horn

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10K are available at www.proxyvote.com

COMMUNITY HEALTHCARE TRUST INCORPORATED
Annual Meeting of Stockholders
May 2, 2024 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David H. Dupuy and William G. Monroe IV, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Community Healthcare Trust Incorporated, to be held on May 2, 2024 at 8:00 a.m. Central Time at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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